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                                                                      Exhibit 10

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF __________, 2001

                                      AMONG

                      SL INDUSTRIES, INC., AS THE BORROWER,

         SL DELAWARE, INC., AS A LIMITED JOINT AND SEVERAL CO-BORROWER,

                    THE BANKS PARTY HERETO FROM TIME TO TIME

                                       AND

                         MELLON BANK, N.A., AS THE AGENT


                             -----------------------

                                   $39,000,000

                             -----------------------


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ARTICLE I             DEFINITIONS; CONSTRUCTION..................................................................1

         1.01.    Certain Definitions............................................................................1

         1.02.    Construction..................................................................................10

         1.03.    Accounting Principles.........................................................................10

ARTICLE II            THE CREDIT................................................................................10

         2.01.    Loans.........................................................................................10

                           (a)      The Commitments.............................................................10

                           (b)      Revolving Credit............................................................11

                           (c)      Coordination with Letters of Credit.........................................11

                           (d)      SL Delaware, Inc. as Limited Joint and Several Co-Borrower..................11

         2.02.    Notes.........................................................................................12

         2.03.    Making of Loans...............................................................................12

         2.04.    Certain Fees..................................................................................12

                           (a)      Commitment Fee..............................................................12

                           (b)      Facility Fee................................................................13

                           (c)      Amendment Fee...............................................................13

         2.05.    Interest Rates................................................................................13

         2.06.    [Intentionally Omitted].......................................................................13

         2.07.    Voluntary Prepayments.........................................................................14

         2.08.    Interest Payment Dates........................................................................14

         2.09.    Pro Rata Treatment and Payments...............................................................14

         2.10.    [Intentionally Omitted].......................................................................14

         2.11.    [Intentionally Omitted].......................................................................14

         2.12.    Reduction of Commitment and Prepayment........................................................15

                           (a)      Required Reduction and Prepayment...........................................15

                           (b)      Voluntary Reduction.........................................................16

                           (c)      Scheduled Reductions and Repayment..........................................16

         2.13.    Transition from Existing Credit Agreement.....................................................16

         2.14.    Intentionally Omitted.........................................................................16
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         2.15.    Intentionally Omitted.........................................................................16

         2.16.    Intentionally Omitted.........................................................................16

ARTICLE III           REPRESENTATIONS AND WARRANTIES............................................................16

         3.01.    Organization and Qualification................................................................16

         3.02.    Authority and Authorization...................................................................17

         3.03.    Execution and Binding Effect..................................................................17

         3.04.    Authorizations and Filings....................................................................17

         3.05.    Absence of Conflicts..........................................................................17

         3.06.    Financial Statements..........................................................................18

         3.07.    No Event of Default; Compliance with Instruments..............................................18

         3.08.    Litigation....................................................................................18

         3.09.    Subsidiaries..................................................................................18

         3.10.    Pension-Related Matters.......................................................................18

         3.11.    Contracts.....................................................................................19

         3.12.    Taxes.........................................................................................19

         3.13.    Power To Carry On Business....................................................................19

         3.14.    No Material Adverse Change....................................................................19

         3.15.    Regulation U..................................................................................19

         3.16.    Compliance with Laws..........................................................................20

         3.17.    Patents, Licenses, Franchises.................................................................20

         3.18.    Accurate and Complete Disclosure..............................................................20

         3.19.    Investment Company............................................................................20

         3.20.    Public Utility Holding Company................................................................20

         3.21.    Proceeds......................................................................................20

         3.22.    Regulation O..................................................................................21

         3.23.    Validity, Perfection and Priority of Security Interest........................................21

         3.24.    Life Insurance................................................................................21

         3.25.    Matters Respecting Designated Subsidiary Equity...............................................21

         3.26.    Ameritech.....................................................................................21

ARTICLE IV            CONDITIONS TO LENDING.....................................................................21
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ARTICLE IV AND EFFECTIVENESS OF AGREEMENT.......................................................................21

         4.01.    Condition to Lending..........................................................................21

         4.02.    Conditions to Effectiveness of Second Amended and Restated Credit Agreement...................22

         4.03.    Required Deliveries Post-Closing..............................................................23

ARTICLE V             AFFIRMATIVE COVENANTS.....................................................................25

         5.01.    Reporting and Information Requirements........................................................25

                           (a)      Annual Audit Reports........................................................25

                           (b)      Quarterly Reports...........................................................26

                           (c)      Monthly Reports.............................................................26

                           (d)      Compliance Certificates.....................................................26

                           (e)      Other Reports and Information...............................................27

                           (f)      Further Information.........................................................27

                           (g)      Intentionally Omitted.......................................................27

                           (h)      Intentionally Omitted.......................................................27

                           (i)      Notice of Certain Indebtedness..............................................27

                           (j)      Notice of Material Adverse Change...........................................27

                           (k)      Notice of Material Proceedings..............................................27

                           (l)      Notice of Event of Default..................................................28

                           (m)      Visitation..................................................................28

                           (n)      Stock Repurchase Information................................................28

                           (o)      Environmental Information...................................................28

                           (p)      Changes Affecting Collateral................................................28

         5.02.    Preservation of Existence and Franchises......................................................28

         5.03.    Insurance.....................................................................................29

         5.04.    Maintenance of Properties.....................................................................29

         5.05.    Payment of Taxes and Other Potential Charges and Priority Claims;
                  Payment of Other Current Liabilities..........................................................29

         5.06.    Compliance with Laws..........................................................................30

         5.07.    Use of Proceeds...............................................................................30

         5.08.    Government Authorizations, etc................................................................30
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         5.09.    Contracts.....................................................................................30

         5.10.    Perfection of Security Interests..............................................................30

         5.11.    Life Insurance................................................................................30

         5.12.    Foreign Tax Refund............................................................................31

         5.13.    Foreign Asset Sale Dividends..................................................................31

         5.14.    Matters Respecting Designated Subsidiary Equity...............................................31

         5.15.    Ameritech.....................................................................................31

ARTICLE VI            NEGATIVE COVENANTS........................................................................32

         6.01.    Financial Maintenance Covenants...............................................................32

                           (a)      Net Income Test.............................................................32

                           (b)      Fixed Charge Coverage Ratio.................................................32

         6.02.    Liens.........................................................................................32

         6.03.    Indebtedness..................................................................................33

         6.04.    Guarantees and Contingent Liabilities.........................................................34

         6.05.    Loans and Investments.........................................................................35

         6.06.    Merger........................................................................................36

         6.07.    Dispositions of Assets........................................................................36

         6.08.    Disposition of Stock In and Indebtedness Of Guarantors........................................36

         6.09.    Continuation Of or Change In Business.........................................................37

         6.10.    Consolidated Tax Returns......................................................................37

         6.11.    Regulation U..................................................................................38

         6.12.    Dividends.....................................................................................38

         6.14.    Acquisitions..................................................................................38

         6.15.    Corporate Separateness........................................................................38

         6.16.    Sales by Foreign Guarantors...................................................................38

ARTICLE VII           DEFAULTS..................................................................................39

         7.01.    Events of Default.............................................................................39

         7.02.    Consequences of an Event of Default...........................................................42

         7.03.    Application of Proceeds.......................................................................43

ARTICLE VIII          THE AGENT.................................................................................43
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         8.01.    Appointment...................................................................................43

         8.02.    Delegation of Duties..........................................................................44

         8.03.    Nature of Duties; Independent Credit Investigation............................................44

         8.04.    Actions in Discretion of Agent; Instructions from Required Banks..............................44

         8.05.    Exculpatory Provisions........................................................................45

                           (a)      Liability of Agent..........................................................45

                           (b)      Notice of Default...........................................................45

         8.06.    Reimbursement and Indemnification.............................................................45

         8.07.    Reliance by Agent.............................................................................46

         8.08.    Mellon Bank, N.A. in its Individual Capacity..................................................46

         8.09.    Holders of Notes..............................................................................46

         8.10.    Successor Agent...............................................................................46

ARTICLE IX            MISCELLANEOUS.............................................................................47

         9.01.    Holidays......................................................................................47

         9.02.    Records.......................................................................................47

         9.03.    Amendments and Waivers........................................................................47

         9.04.    No Implied Waiver; Cumulative Remedies........................................................48

         9.05.    Notices.......................................................................................48

         9.06.    Expenses; Taxes; Attorneys' Fees..............................................................49

         9.07.    Severability..................................................................................49

         9.08.    Governing Law.................................................................................49

         9.09.    Prior Understandings..........................................................................50

         9.10.    Duration; Survival............................................................................50

         9.11.    Counterparts..................................................................................50

         9.12.    Set-Off.......................................................................................50

         9.13.    Sharing of Collections........................................................................51

         9.14.    Successors and Assigns........................................................................51

         9.15.    Judgment Currency.............................................................................52

         9.16.    Confidentiality...............................................................................52
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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of __________, 2001, by and among SL INDUSTRIES, INC., a New Jersey corporation; SL Delaware, Inc., a Delaware corporation; MELLON BANK, N.A., a national banking association ("Mellon"); FLEET NATIONAL BANK, successor by merger to Fleet Bank, National Association ("Fleet"); PNC BANK, NATIONAL ASSOCIATION ("PNC") and such other institutions as may become Banks party hereto from time to time and MELLON BANK, N.A., a national banking association, as agent for the Banks hereunder (in such capacity, together with its successors and assigns in such capacity, the "Agent");

                                 WITNESSETH THAT

                  WHEREAS, SL Industries, Inc., Mellon, Fleet, PNC and Mellon Bank, N.A. as Agent have been parties to that certain 1996 Credit Agreement dated as of October 31, 1996, and amended by that certain Amendment No. 1 to 1996 Credit Agreement dated as of July 21, 1998, that certain Amendment No. 2 and Waiver to 1996 Credit Agreement dated as of July 16, 1999, that certain Amendment No. 3 to 1996 Credit Agreement dated as of March 31, 2000, and that certain Amendment No. 4 to 1996 Credit Agreement dated as of July 20, 2000 which was amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of February 9, 2001 and effective as of September 30, 2000 and which was further amended pursuant to that certain Waiver and Amendment No. 1, dated as of June 21, 2001 (as so amended, the "Existing Credit Agreement"); and

                  WHEREAS, SL Industries, Inc., SL Delaware, Inc., Mellon, PNC and Fleet desire to enter into this Agreement to replace the Existing Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

                  1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Additional Available Funds" shall mean funds available to the Borrower or any Subsidiary for either acquisition or working capital purposes and funds available to the Borrower for Permitted Stock Repurchases, whether such funds are derived from an institutional lender or by virtue of the implementation or amendment of an Employee Stock Ownership Plan or from any other source whatsoever other than (i) the operations of the Borrower and its Subsidiaries, and (ii) the funds available to the Borrower under this Agreement, and (iii) so long as there is no Event of Default or Potential Default at the time of the receipt thereof by the Borrower, any Unrestricted Foreign Dividend.

                  "Agreement" shall mean this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Amendment Closing Date" shall have the meaning assigned to that term in Section 4.02 (Conditions to Effectiveness of Second Amended and Restated Credit Agreement).

                  "Ameritech" shall mean SL Ameritech Plastics, Inc., a New York corporation and a Subsidiary of the Borrower.

                  "Assignments of Life Insurance" shall mean one or more agreements, from time to time, respecting the collateral assignment to the Agent (for the benefit of the Agent and the Banks) of life insurance policies in which the Borrower or any Domestic Guarantor has an interest.

                  "Bank" shall mean Mellon, Fleet, PNC or any other institution which becomes a Bank pursuant to Section 9.14 hereof.

                  "Banks" shall mean Mellon, Fleet, PNC and all other institutions which become Banks pursuant to Section 9.14 hereof.

                  "Borrower" shall mean SL Industries, Inc. and, with respect to all rights and obligations in respect of Nine Million Five Hundred Thousand Dollars ($9,500,000) of the Loans, SL Delaware, Inc., on a joint and several basis with SL Industries, Inc. as more fully set forth in Section 2.01 (Loans) below. For purposes of this definition, the "rights and obligations in respect of Nine Million Five Hundred Thousand Dollars ($9,500,000) of the Loans" shall include the ratable share of all indemnification obligations, interest and fees associated with the Loans. For the sake of clarity, when used in Article III (Representations), Article V (Affirmative Covenants), and Article VI (Negative Covenants), "Borrower" means SL Industries, Inc.

                  "Borrower Taxes" shall have the meaning assigned to that term in Section 2.09 hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or the State of New Jersey or other day on which banking institutions are authorized or obligated to close in Philadelphia, Pennsylvania.

                  "Capital Expenditures" shall mean capital expenditures arising in the ordinary course of business.

                  "Capitalized Lease" shall mean at any time any lease which is required to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is required to be reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Closing Date" shall mean October 31, 1996.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean all personal property of the Borrower and each Domestic Guarantor together with all proceeds of the foregoing and any other property from time to time subject to a Lien under the Security Documents provided, however, that Collateral shall not include any equity interest in any Subsidiaries of the Borrower and the Domestic Guarantors other than the Designated Subsidiary Equity. Until such time as the Insurance Policies are terminated pursuant to Section
         5.11 (Life Insurance) below, the Insurance Policies shall constitute Collateral.

                  "Committed Amount" shall have the meaning assigned to that term in Section 2.01(a) hereof.

                  "Commitment" shall have the meaning assigned to that term in
         Section 2.01(a) hereof.

                  "Consolidated EBIT" as of any Measurement Date shall mean the sum of (a) Consolidated Net Income for the fiscal quarter ending on such Measurement Date, (b) Consolidated Interest Expense for the same period, (c) charges against income of the Borrower and its Subsidiaries for foreign, federal, state and local income taxes for the same period and (d) the non-cash expenses resulting from changes in accounting principles, minus the non-cash gains resulting from changes in accounting principles, all as to the Borrower and its Subsidiaries determined on a consolidated basis.

                  "Consolidated EBITDA" as of any Measurement Date shall mean the sum of (a) Consolidated EBIT as of such Measurement Date, (b) depreciation expense of the Borrower and its Subsidiaries for the fiscal quarter ending on such Measurement Date, (c) amortization expense of the Borrower and its Subsidiaries for the same period, all as determined on a consolidated basis and (d) non-recurring charges.

                  "Consolidated Fixed Charge Coverage Ratio" as of any Measurement Date shall mean the ratio of the sum of (a) the Consolidated EBITDA as of such Measurement Date plus (b) aggregate rent and lease payments made by the Borrower or any Subsidiary pursuant to operating leases for continuing operations for the fiscal quarter ending on such Measurement Date, and determined on a consolidated basis, minus the sum of (c) the amount of any dividend or other distribution of any nature in cash on account of or in respect of any shares of the capital stock of the Borrower paid during that period and (d) the net amount of any purchase, redemption, retirement or

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                  acquisition of any shares of the capital stock (or warrants, options or rights therefor) of the Borrower made during that period to

                  the Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" as of any Measurement Date shall mean the sum of (a) Consolidated Interest Expense for the fiscal quarter ending on such Measurement Date, (b) Capital Expenditures for such period, and (c) aggregate rent and lease payments made by the Borrower or any Subsidiary pursuant to operating leases relating to continuing operations, for the same period, all as determined on a consolidated basis.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis.

                  "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its Subsidiaries for such period, determined on a consolidated basis.

                  "Controlled Group Member" means each trade or business (whether or not incorporated) which together with the Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Current Commitment" at any time shall mean the aggregate amount of the Committed Amounts of the Banks at such time, as such amount may have been reduced in accordance with the terms of this Agreement at such time.

                  "Designated Subsidiary Equity" shall mean 65% of the equity of SL Delaware, Inc., of Newco Holding Co. and of Cedar Corporation.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Domestic Guarantor" shall mean each Guarantor that is organized under the laws of a state of the United States of America.

                  "Eligible Institution" shall mean (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, or (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000.

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                  "ERISA" means the Employee Retirement Income Security Act of
         1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Event of Default" shall mean any of the Events of Default described in Section 7.01 hereof.

                  "Excluded Subsidiary" shall mean any Subsidiary listed on
         Schedule 1.01 to this Agreement and, so long as the assets are transferred from Ameritech and Ameritech is dissolved pursuant to
         Section 5.15 (Ameritech) below.

                  "First Commitment Reduction Date" shall mean the earlier of
         (a) ten (10) Business Days after the Amendment Closing Date or (b) the date on which the Borrower receives proceeds from the cancellation of the Insurance Policies.

                  "Foreign Asset Sale Dividend" shall have the meaning ascribed to such term in Section 5.13 (Foreign Asset Sale Dividend) below.

                  "Foreign Guarantor" shall mean each Guarantor that is not organized under the laws of a state of the United States of America.

                  "Foreign Subsidiaries" means those Subsidiaries of the Borrower that are not formed under the laws of any state of the United States.

                  "Foreign Tax Refund" shall have the meaning ascribed to such term in Section 5.12 (Foreign Tax Refund) below.

                  "Foreign Tax Refund Dividend" shall have the meaning ascribed to such term in Section 5.12 (Foreign Tax Refund) below.

                  "Funded Indebtedness" of a Person at any time shall mean all Indebtedness (including the current portion thereof) of such Person which would at such time be classified in whole or part as a long-term liability of such Person and shall also and in any event include (a) any Indebtedness having a final maturity more than one year from the date of creation of such Indebtedness, (b) any Indebtedness, regardless of its term, which is renewable or extendable by such Person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of creation of such Indebtedness, and
         (c) the Indebtedness created hereunder.

                  "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the principles used in preparing the Borrower's financial statements as of December 31, 2000 and for the fiscal year then ended, as referred to in Section 3.06 hereof.

                  "Guarantor" shall mean each Subsidiary except for the Excluded Subsidiaries.

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                  "Guaranty" or "Guaranties" shall mean collectively (a) any guaranty agreement executed by a Subsidiary under or in connection with the Existing Credit Agreement; and (b) any guaranty or suretyship agreement of any Subsidiary executed and delivered pursuant to this Agreement, which shall be in form and substance acceptable to the Agent, together with (c) any amendments, supplements or other modifications or renewals or extensions of any of the foregoing in whole or in part.

                  "Indebtedness" of a Person shall mean:

                  (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, such Person;

                  (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

                  (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (v) the aggregate amount which is required to be reported as a liability on the balance sheet of such Person under a product financing or similar arrangement pursuant to paragraph 8 of AICPA Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                  (vi) the face amount of all stand-by letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                  (vii) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and

                  (ix) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "Insurance Policies" shall have the meaning assigned to that term in Section 5.11 (Insurance Policies) hereof.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any loan made by a Bank to the Borrower under this Agreement or the Existing Credit Agreement, and "Loans" shall mean all loans made by the Banks to the Borrower under this Agreement and the Existing Credit Agreement.

                  "Maturity Date" shall mean December 31, 2002.

                  "Measurement Date" shall mean the last day of each fiscal quarter of the Borrower.

                  "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Newco Holding Co." shall mean a new Subsidiary of the Borrower or a Domestic Guarantor, which new Subsidiary is to be formed under the laws of a state of the United States.

                  "Note" or "Notes" shall mean the promissory note or notes of the Borrower executed and delivered pursuant to Section 2.02 hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Obligations" shall mean (a) all liabilities now existing or hereafter arising of the Borrower to the Agent and/or the Banks under this Agreement, any Note, any Security Document or any other agreement or instrument delivered hereunder or in connection herewith and (b) all obligations of the Borrower or any Guarantor under or in connection with any letter of credit issued by the Agent or any Bank and (c) any exchange rate hedging agreements or interest rate hedging agreements issued by the Agent or any Bank or any other obligations owing by the Borrower or any of the Guarantors to the Agent or any Bank in respect of products or services provided by such Person or otherwise owing to such Person, in each case to the extent that such hedging agreement or other products or services or other obligations have been approved by the Agent and are permitted by this Agreement. For the sake of clarity, as used in this definition (i) "Borrower" means both SL Industries, Inc. and SL Delaware, Inc., and (ii) all obligations owing to any Person that was a Bank or the Agent at the time such obligations arose or were created shall continue to be Obligations hereunder and under the Security Documents until such obligations are satisfied.

                  "Office" when used in connection with the Agent, shall mean its office located at Mellon Bank Center, Philadelphia, Pennsylvania 19103, or such other office or offices of the Agent or branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Agent to the Borrower.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Permitted EME Credit Transaction" shall mean any transaction in which loans are made to the Borrower or one or more Guarantors by Elektro-Metall Export GmbH from time to time, in an aggregate amount not to exceed $4,000,000, (a) pursuant to a credit facility which is in form and substance satisfactory to the Agent, and which credit facility shall have no financial covenants or other onerous covenants and which shall have a maturity date at least six months later than the Maturity Date and (b) the repayment of which shall be subordinated to the Obligations (although so long as no Potential Default or Event of Default is then existing or created thereby, voluntary payments in respect of such loans from Elektro-Metall Export GmbH may be paid) pursuant to a subordination agreement in form and substance satisfactory to the Agent.

                  "Permitted EME Repayment Event" shall mean a prepayment or repayment of obligations in respect of the Permitted EME Credit Transaction, from time to time, (a) so long as there is no Event of Default or Potential Default hereunder at the time of such prepayment or repayment or caused thereby, (b) the prepayment or repayment is made exclusively out of proceeds of an Unrestricted Foreign Dividend and made within three (3) Business Days of receipt of such dividend and (c) the Borrower gives prior written notice to the Banks of such prepayment or repayment. Nothing herein shall affect the subordination of the obligations in respect of the Permitted EME Credit Transaction as set forth in the note relating thereto, which subordination remains in full force and effect, except that the Banks consent to the Permitted EME Repayment Event.

                  "Permitted Liens" shall have the meaning assigned to that term in Section 6.02 hereof.

                  "Permitted Stock Repurchases" shall have the meaning specified in Section 6.05 (Loans and Investments).

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of the

         Borrower or any Controlled Group Member; or (ii) to which the Borrower or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five (5) years.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Agent, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" shall have the meaning specified in Section 2.05(a) hereof.

                  "Private Placement Facility" shall mean a credit facility in which the Borrower is the borrower and which satisfies the terms of
         Section 6.13 hereof.

                  "Reportable Event" means (i) a reportable event described in
         Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Required Banks" shall mean, as of any date, Banks which have made Loans constituting, in the aggregate, at least 60% in principal amount of Loans outstanding on that date or, if no Loans are outstanding on that date, Banks which have Committed Amounts constituting, in the aggregate, at least 60% of the Current Commitment.

                  "Security Agreement" or "Security Agreements" shall mean collectively (a) the Security Agreement executed and delivered by the Borrower and the Domestic Guarantors pursuant to this Agreement; (b) any joinder to a Security Agreement executed and delivered by a Guarantor pursuant to this Agreement; and (c) any amendments, supplements or other modifications or renewals or extensions of any of the foregoing in whole or in part.

                  "Security Documents" shall mean collectively the Security Agreements, the one or more Assignments of Life Insurance (until terminated in accordance with their terms) and, upon delivery pursuant to Section 4.03 (Required Deliveries Post-Closing) the pledge agreements and physical shares representing the Designated Subsidiary Equity.

                  "Set of Loans" shall mean all Loans made at the same time by the Banks.

                  "Standard Notice" shall mean an irrevocable notice provided to the Agent on a Business Day which is the intended effective date. Standard Notice must be provided no later than 10:00 a.m., Philadelphia time, on the last day permitted for such notice.

                  "Subsidiary" at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by the Borrower or one or more Subsidiaries.

                  "Taxes" shall have the meaning assigned to that term in
         Section 2.09 hereof.

                  "Unrestricted Foreign Dividends" shall mean any dividend paid by a Foreign Subsidiary other than Foreign Asset Sale Dividends or the Foreign Tax Refund Dividend.

                  1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent or by any Bank include good faith estimates by the Agent or by such Bank (in the case of quantitative determinations) and good faith beliefs by the Agent or by such Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03. ACCOUNTING PRINCIPLES. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II
                                   THE CREDIT

                  2.01. LOANS.

                  (a) THE COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment") to make Loans in Dollars to the Borrower at any time and from time to time on or after the Amendment Closing Date and to but not including the Maturity Date in an aggregate principal amount not exceeding at any one time outstanding such Bank's Committed Amount at such time. Each Bank's "Committed Amount" at any time shall be equal to the amount set forth next to its name below, as such amount may be reduced in accordance with Section 2.12 (Reduction of Commitment) hereof at such time, and subject to transfer to or from another Bank as provided in
Section 9.14 (Successors and Assigns) hereof:

                                          Amount                Percentage
                                          ------                ----------
                    Mellon:          $17,160,000                      44%

                    PNC:             $10,920,000                      28%

                    Fleet:           $10,920,000                      28%
                                     -----------                    -----
                    Total:           $39,000,000                     100%

                  All Loans shall be made ratably from the Banks in proportion to their respective Committed Amounts; provided that the failure of any Bank to make a Loan shall not relieve any other Bank of its obligation to lend hereunder, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan. The Banks shall have no obligation to make Loans hereunder on or after the Maturity Date or when an Event of Default or Potential Default shall have occurred and be continuing.

                  (b) REVOLVING CREDIT. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

                  (c) COORDINATION WITH LETTERS OF CREDIT. Notwithstanding the terms of Section 2.01(a) hereof, the Borrower shall not at any time permit the sum of (i) the aggregate principal amount of all Loans then outstanding, (ii) the aggregate principal amount of all Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof plus (iii) the aggregate amount available for drawing (in terms of Dollars, with an amount in a currency other than Dollars being converted into Dollars by the Agent for this purpose as of the date of issuance of the applicable letter of credit) under all trade letters of credit issued for the account of the Borrower or any Guarantor (assuming compliance with all conditions for drawing under such letters of credit), to exceed the Current Commitment at that time.

                  (d) SL DELAWARE, INC. AS LIMITED JOINT AND SEVERAL CO-BORROWER. Within the Commitment and the other terms and conditions set forth herein, SL Delaware, Inc. is entitled to borrow directly from the Banks (through the Agent) an amount of the Loans not to exceed Nine Million Five Hundred Thousand Dollars ($9,500,000) at any time outstanding which amount shall be deemed to be Loans hereunder for all purposes. Alternatively, SL Delaware, Inc. is entitled to borrow such amount through SL Industries, Inc. This paragraph (d) creates a subfacility of the credit facility provided for in this Section 2.01 and is not in addition to amounts otherwise permitted to be borrowed hereunder. It is subject to all terms and conditions of all borrowings under this Agreement. This subfacility is for the benefit of SL Delaware, Inc.; and the Agent is entitled to rely on any request for a Loan received by SL Delaware, Inc. or SL Industries, Inc. without further action from the other entity. SL Industries, Inc. and SL Delaware, Inc. are jointly and severally liable for all such amounts so borrowed as well as all other obligations associated therewith including, without limitation, all interest, fees and indemnities. Nothing in this paragraph (d) or anywhere else in this Agreement (i) shall limit the obligations of SL Delaware, Inc. under the Guaranty or under any other agreement or instrument delivered hereunder, all of which obligations are hereby ratified and confirmed or (ii) shall limit the obligations of SL Industries, Inc. under this Agreement or any agreement or instrument delivered hereunder, all of which obligations are hereby ratified and confirmed.

                  2.02. NOTES. The obligations of the Borrower to repay the unpaid principal amount of the Loans made to it by a Bank and to pay interest thereon shall be evidenced in part by a single promissory note of the Borrower payable to the order of such Bank in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, in a face amount equal to such Bank's Committed Amount, or, in the case of a Note issued pursuant to Section
9.14 hereof, dated the date of delivery thereof in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, in a face amount equal to such Bank's Committed Amount on that date. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Borrower shall execute and deliver, in lieu thereof, a new Note of like tenor, dated the date of such lost, stolen, destroyed or mutilated Note.

                  2.03. MAKING OF LOANS. Whenever the Borrower desires that the Banks make a Set of Loans, the Borrower shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such Loans are to be made;

                  (b) The aggregate principal amount of such Set of Loans;

                  (c) Whether the proceeds of such Loans are to be used for Permitted Stock Repurchases or for working capital purposes.

Within two (2) hours after receipt of such Standard Notice from the Borrower, the Agent shall give notice to each Bank of the information contained therein and of the amount of such Bank's Loan. Unless any applicable condition specified in Article IV hereof has not been satisfied, on the date specified in such Standard Notice each Bank shall make the proceeds of its Loan available to the Agent at the Agent's Office, no later than 1:00 o'clock p.m., Philadelphia time, in funds immediately available at such Office or as otherwise agreed by the Agent and the Banks from time to time. The Agent will make the funds so received available to the Borrower in funds immediately available at the Agent's Office, by depositing such proceeds in the Borrower's account (No. 2-118-743) or in such other account as is agreed upon by the Agent, on the one hand, and SL Industries, Inc. or SL Delaware, Inc., on the other hand.

                  2.04. CERTAIN FEES.

                  (a) COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of the Banks, as consideration for the Banks' commitment hereunder, a commitment fee through the Maturity Date equal to the product of
(i) one-half of one percent (1/2%) times (ii) the unborrowed amount of the Current Commitment.

                  (b) FACILITY FEE. A Facility Fee of $200,000 shall be earned by the Banks as of the Amendment Closing Date. $100,000 of the Facility Fee shall be payable on the Amendment Closing Date and $100,000 of the Facility Fee shall be payable at the earlier of (i) February 28, 2002 or (ii) the sale or other disposition of assets of the Borrower and/or any of its direct or indirect Subsidiaries (including equity of Subsidiaries) for an aggregate consideration equal to at least Twelve Million Dollars ($12,000,000).

                  (c) AMENDMENT FEE. The Borrower shall pay an amendment fee as set forth in Section 4.03 (Required Deliveries Post-Closing).

                  2.05. INTEREST RATES. Each Loan shall bear interest at a rate equal to the rate set forth below during the period indicated:

                  Period                                               Rate
                  ------                                               ----
                  Amendment Closing Date through 12/31/01              Prime Rate + 1%

                  1/1/02 and thereafter                                Prime Rate + 2% but if the
                                                                       Commitment is reduced
                                                                       permanently to $15,500,000 at
                                                                       any time, then the rate shall be
                                                                       reduced to Prime + 1%

                  (a) "Prime Rate," as used herein, shall mean the interest rate per annum announced from time to time by the Agent as its prime rate.

                  (b) Notwithstanding the foregoing, each Loan made under the Existing Credit Agreement that bears interest at a rate equal to the Euro-Rate Plus Applicable Margin shall continue to bear interest at that rate until the end of the current Funding Period (as each such term is defined in the Existing Credit Agreement) applicable to such Loan. All provisions set forth in the Existing Credit Agreement respecting Loans bearing interest at the Euro-Rate plus Applicable Margin (including, without limitation, those set forth in Section 2.05(e) (Euro-Rate Unascertainable; Impracticability), 2.07 (Voluntary Prepayments), 2.08 (Interest Payment Dates), 2.10 (Additional Compensation in Certain Circumstances) and 2.11 (Funding by Branch, Subsidiary or Affiliate) of the Existing Credit Agreement) shall survive and apply to such Loans for so long as they remain outstanding.

                  (c) Notwithstanding paragraphs (a) and (b) above, upon the occurrence of an Event of Default, each Loan shall bear interest at the rate specified in paragraph (a) plus an additional 2%. Such default rate shall remain in effect from the date of the occurrence of such Event of Default until the date on which such Event of Default is cured or waived or otherwise ceases to exist, in which case the rate shall be determined in accordance with paragraph
(a) above.

                  2.06. [INTENTIONALLY OMITTED].

                  2.07. VOLUNTARY PREPAYMENTS. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part at any time without premium or penalty except that Loans made under the Existing Credit Agreement bearing interest at the Euro-Rate plus Applicable Margin may only be prepaid in accordance with the relevant provisions of the Existing Credit Agreement. Whenever the Borrower desires to prepay any part of the Loans, it shall provide Standard Notice to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be $100,000 or an integral multiple thereof and shall be allocated among the Banks in proportion to the Banks' respective Committed Amounts.

Within two (2) hours after receipt of such Standard Notice from the Borrower, the Agent shall give notice to each Bank of the information contained therein. On the date specified in such Standard Notice the principal amounts of the Loans specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.08. INTEREST PAYMENT DATES. Interest on the Loans shall be due and payable in arrears on the last day of each month after the Closing Date and on the Maturity Date except as provided under the Existing Credit Agreement for outstanding Loans made thereunder bearing interest at the Euro-Rate plus Applicable Margin.

                  2.09. PRO RATA TREATMENT AND PAYMENTS. Each borrowing from the Banks and each payment or prepayment to the Banks hereunder or under the Guaranties (except as specifically provided in Sections 2.10 of the Existing Credit Agreement and 8.11 hereof) shall be made, and each Commitment reduction shall be effected, pro rata in accordance with each Bank's relative Commitment on the same date. All payments and prepayments to be made in respect of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under any Note shall be payable at 12:00 o'clock Noon, Philadelphia time. Such payments shall be made to the Agent at its Office in Dollars, without setoff, counterclaim or other deduction of any nature, including, without limitation, any deduction for or on account of any present or future taxes, levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature imposed other than on the Banks or the Agent (collectively, "Borrower Taxes") or any new taxes or other amounts described in clause (i) of Section 2.10(a) hereof (collectively with Borrower Taxes, "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Agent or any Bank under this Agreement or any Note, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes, for which the Borrower, and not the Agent or the Banks, shall be responsible) any such amounts payable hereunder at the rates or in the amounts specified in this Agreement or that Note.

                  2.10. [INTENTIONALLY OMITTED].

                  2.11. [INTENTIONALLY OMITTED].

                  2.12. REDUCTION OF COMMITMENT AND PREPAYMENT.

                  (a) REQUIRED REDUCTION AND PREPAYMENT.

                           (i) ADDITIONAL AVAILABLE FUNDS. If Additional
Available Funds become available to the Borrower or any Subsidiary, the Current Commitment hereunder shall immediately be reduced by the amount of such Additional Available Funds; provided, that for purposes of Section 2.04 hereof, such reduction shall not be deemed to have occurred until the first Business Day following receipt by the Agent of the notice required pursuant to Section 5.01(i) hereof. Such reduction shall be applied ratably to the Committed Amounts of the Banks, and, once they are reduced, they may not be restored. To the extent that amounts referred to in paragraphs (ii) through (iv) below constitute Additional Available Funds, the provisions of said paragraphs (ii) through (iv) shall control.

                           (ii) INSURANCE POLICIES CASH SURRENDER VALUE. If the
Borrower cancels the Insurance Policies pursuant to Section 5.11 (Insurance Policies) below, the Borrower shall prepay the Loans by an amount equal to the amount specified in said Section 5.11. If the cancellation occurs on the First Commitment Reduction Date, then the Commitment shall be reduced to the amount specified on Schedule 2.12 hereto.

                           (iii) ASSET SALES. Subject to the penultimate
sentence of this paragraph (iii), at any time that the Borrower or any Domestic Guarantor shall sell or otherwise dispose of any assets including equity of subsidiaries (other than inventory and other assets in the ordinary course of business) (a "disposition"), within one Business Day of such sale or other disposition, it shall use the net cash proceeds thereof to repay the Loans and shall reduce the amount of the Commitment by an amount equal to 75% of such net cash proceeds. It being understood that any such disposition must be for cash unless otherwise agreed to by the Majority Banks, any proceeds are received in a form other than cash, the Borrower shall make a further reduction in the amount of the Loans by 100% of such non-cash proceeds and shall further reduce the amount of the Commitment by 75% of such non-cash proceeds on the date that such other consideration is converted to cash. The requirement to reduce the Commitment in connection with a disposition shall not apply to dispositions of assets which (1) in the aggregate for all such dispositions, do not exceed Two Million Dollars ($2,000,000) in value during the term of this Agreement, (2) constitute non-core, non-essential assets and (3) are disposed of when no Potential Default or Event of Default has occurred and is continuing. (By way of illustration, if there were nine (9) separate sales of non-core, non-essential assets for $200,000 each and then a sale of a non-core, non-essential asset for $300,000 (all such sales occurring when no Potential Default or Event of Default has occurred and is continuing) the Borrower would only be obligated to reduce the Commitment by $100,000, which reduction would take place at the time of the final sale.)

                           (iv) FOREIGN TAX REFUND. Within one (1) Business Day
of the date that the Borrower receives the Foreign Tax Refund Dividend, it shall reduce the Commitment and prepay the Loans by an amount equal to the amount of the Foreign Tax Refund Dividend.

                           (v) FOREIGN ASSET SALE DIVIDENDS. Within one (1)
Business Day of the date that the Borrower receives any Foreign Asset Sale Dividends, it shall use the net cash proceeds thereof to repay the Loans and shall reduce the amount of the Commitment by an amount equal to 75% of such net cash proceeds.

                  (b) VOLUNTARY REDUCTION. The Borrower may at any time and from time to time reduce the Current Commitment to an amount (which may be zero) not less than the sum of the unpaid principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof. Any reduction of the Current Commitment shall be in an amount which is an integral multiple of $100,000 and shall be applied ratably to the Committed Amounts of the Banks. Reduction of the Current Commitment under this Section 2.12(b) shall be made by providing no less than one Business Days' notice (which notice shall be irrevocable) to such effect to the Agent, accompanied by a certificate signed on behalf of the Borrower by its President or Treasurer stating that the reduction is being made for a valid business reason and setting forth in reasonable detail such reasons. Once the Committed Amounts are so reduced, they may not be restored.

                  (c) SCHEDULED REDUCTIONS AND REPAYMENT. The aggregate amount of the Commitment shall be reduced to the amounts specified on Schedule 2.12 hereto on the dates specified therein unless otherwise reduced to a smaller amount on or prior to such dates pursuant to the preceding provisions of this
Section 2.12. At any time that the Commitment is reduced, the Loans shall be repaid such that the aggregate amount of the outstanding Loans and any outstanding letters of credit referred to in Section 2.01 (Loans) shall not exceed the amount of the Commitment as so reduced. On the Maturity Date (if not prior to such date), the Commitment shall terminate and all outstanding Loans shall be repaid and letters of credit with any Banks shall terminate.

                  2.13. TRANSITION FROM EXISTING CREDIT AGREEMENT. The Borrower agrees that the "Loans" (as defined in the Existing Credit Agreement) outstanding on the Amendment Closing Date shall be deemed to be outstanding under this Agreement as of the Amendment Closing Date.

                  2.14. INTENTIONALLY OMITTED.

                  2.15. INTENTIONALLY OMITTED.

                  2.16. INTENTIONALLY OMITTED.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Banks that:

                  3.01. ORGANIZATION AND QUALIFICATION. The Borrower and the Guarantors are each corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Borrower and the Guarantors is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its respective properties or the nature of its respective activities or both makes such qualification necessary, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and the Guarantors taken as a whole.

                  3.02. AUTHORITY AND AUTHORIZATION. The Borrower has corporate power and authority to execute and deliver this Agreement, to make the borrowings provided for herein, to execute and deliver the Notes in evidence of such borrowings, to execute and deliver each Security Document to which it is a party and to grant the security interest granted therein and to perform its obligations hereunder and under the Notes and each Security Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Each of the Guarantors has corporate power and authority to execute and deliver each Guaranty and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Each of the Domestic Guarantors has corporate power and authority to execute and deliver each Security Document to which it is a party, to perform its obligations thereunder and to grant the security interest granted in each Security Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                  3.03. EXECUTION AND BINDING EFFECT. This Agreement, the Notes and the Security Documents to which it is a party have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms hereof and thereof, each Guaranty has been duly and validly executed and delivered by each Guarantor party thereto and constitutes a legal, valid and binding obligation of each such Guarantor in accordance with the terms thereof, and each Security Document has been duly and validly executed and delivered by each Domestic Guarantor party thereto and constitutes a legal, valid and binding obligation of each such Domestic Guarantor in accordance with the terms thereof, except as the enforceability of this Agreement, the Notes, the Security Documents or the Guaranties may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.04. AUTHORIZATIONS AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with execution and delivery of this Agreement, the Notes, the Security Documents or the Guaranties, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof.

                  3.05. ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement or the Notes or the Security Documents or the Guaranties nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of the Borrower or any Subsidiary or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower or any Subsidiary other than the Liens created under the Security Documents.

                  3.06. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2000 and the related consolidated statements of income and retained earnings and changes in financial position for the fiscal year then ended, as examined and certified by Arthur Andersen LLP, independent certified public accountants. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year and the results of their operations and the changes in their financial position for the fiscal year then ended, all in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year. Except as disclosed therein, the Borrower has no knowledge (after due inquiry) of any contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments, or unrealized or anticipated losses from unfavorable commitments of either the Borrower or any Subsidiary which are material to the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  3.07. NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS. After giving effect to the amendments set forth in this Second Amended and Restated Credit Agreement, no event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrower nor any of the Guarantors is in violation of any term of any charter instrument, by-law, agreement or instrument to which the Borrower or any Guarantor is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

                  3.08. LITIGATION. Except as set forth in the financial statements referred to in Section 3.06 hereof or on Schedule 3.08 hereto, there is no pending or (to the Borrower's knowledge after due inquiry) threatened proceeding by or before any Official Body against or affecting the Borrower or any of its Subsidiaries which if adversely decided would have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrower or of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                  3.09. SUBSIDIARIES. Set forth in Schedule 3.09 hereto is a complete and accurate list of all of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each. Except as otherwise set forth in
Schedule 3.09 hereto, the Borrower owns, directly or indirectly, beneficially and of record and has good title to 100% of the shares of stock of each Subsidiary, free and clear of any Lien. All such shares have been validly issued and are fully paid and non-assessable.

                  3.10. PENSION-RELATED MATTERS. The Borrower has provided the Banks with a list of all Plans and Multiemployer Plans and all material available information with respect to its or any Controlled Group Member's direct, indirect or potential withdrawal liability to any Multiemployer Plan. Except as specifically disclosed to the Banks, the Borrower has no liability (contingent or otherwise) for, and none of the Borrower's assets are encumbered in connection with, (i) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any lien for contributions with respect to a Plan which are due and unpaid by the Borrower or a Controlled Group Member and any security posted by the Borrower to obtain a waiver of the minimum funding requirement), (ii) any amendment to a Plan, (iii) any PBGC premiums with respect to a Plan which are due and unpaid by the Borrower or a Controlled Group Member or (iv) the termination of a Plan or withdrawal by the Borrower or a Controlled Group Member from any Multiemployer Plan.

                  3.11. CONTRACTS. Except as stated in Schedule 3.11 hereto, neither the Borrower nor any Guarantor is party to or is subject to any agreement or instrument of any kind (including but not limited to agreements to repay borrowed money, guarantees, leases of real or personal property as lessor or lessee, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements) other than agreements or instruments each of which do not represent more than 5% of the gross revenues of the Borrower and the Guarantors on a consolidated basis.

                  3.12. TAXES. All tax returns required to be filed by the Borrower or any Subsidiary have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary knows of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  3.13. POWER TO CARRY ON BUSINESS. The Borrower and each Subsidiary has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

                  3.14. NO MATERIAL ADVERSE CHANGE. Except as set forth on
Schedule 3.14 hereto, since September 30, 2001, there has been no material adverse change in the business, operations, condition, financial or otherwise, or prospects of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  3.15. REGULATION U. The Borrower will make no borrowing hereunder for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Borrower nor any Subsidiary owns any "margin stock". Neither the Borrower nor any Subsidiary is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock". The foregoing provisions of this Section 3.15 shall not be deemed to apply to Permitted Stock Repurchases.

                  3.16. COMPLIANCE WITH LAWS. Except as stated in Schedule 3.16 hereto, neither the Borrower nor any Subsidiary is, to the Borrower's knowledge (after due inquiry), in violation of or subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, environmental protection Law, or hazardous waste or toxic substances management, handling or disposal Law and including but not limited to (i) any restrictions, specifications or requirements pertaining to products that the Borrower or any Subsidiary manufactures, processes or sells or pertaining to the services each performs,
(ii) the conduct of their respective businesses and (iii) the use, maintenance or operation of the real and personal properties owned or possessed by them), except for violations which in the aggregate do not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  3.17. PATENTS, LICENSES, FRANCHISES. To the Borrower's knowledge (after due inquiry), the Borrower and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

                  3.18. ACCURATE AND COMPLETE DISCLOSURE. To the Borrower's knowledge (after due inquiry) no representation or warranty made by the Borrower under this Agreement and no statement made by the Borrower in any financial statement (furnished pursuant to Sections 3.06 or 5.01(a) hereof or otherwise), certificate, report, exhibit or document furnished by the Borrower to any of the Banks pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not materially misleading). To the Borrower's knowledge (after due inquiry), the Borrower has disclosed to the Banks in writing every fact which materially and adversely affects, or which so far as the Borrower can now foresee is reasonably possible in the future and would materially and adversely affect, the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under this Agreement, the Security Documents and the Notes.

                  3.19. INVESTMENT COMPANY. The Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  3.20. PUBLIC UTILITY HOLDING COMPANY. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3.21. PROCEEDS. The Borrower will apply the proceeds of the Loans only to Permitted Stock Repurchases and for working capital purposes.

                  3.22. REGULATION O. Except as previously disclosed to the Banks by the Borrower, no director, executive officer or principal shareholder of the Borrower is a "director", "executive officer" or "principal shareholder" of any of the Banks, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  3.23. VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTEREST. Except for the security interest in the Designated Subsidiary Equity which security interest shall attach and be perfected within 30 calendar days of the Amendment Closing Date, the Agent (for the benefit of the Agent and the Banks) has a valid security interest in the Collateral in favor of the Agent securing the Obligations, which security interest is prior to all other Liens except for Permitted Liens, and such security interest has been duly perfected.

                  3.24. LIFE INSURANCE. Prior to surrender of the Insurance Policies pursuant to Section 5.11 (Life Insurance), the Insurance Policies listed on Schedule 3.24 have a cash surrender value equal to at least $8,000,000.

                  3.25. MATTERS RESPECTING DESIGNATED SUBSIDIARY EQUITY. As of the Amendment Closing Date, all of the Foreign Subsidiaries, other than Industrius SL SA de CV, are direct or indirect Subsidiaries of SL Delaware, Inc., Cedar Corporation or Industrius SL SA de CV. From and after 30 days of the Amendment Closing Date, all of the Foreign Subsidiaries will be direct or indirect Subsidiaries of SL Delaware, Inc., Cedar Corporation or Newco Holding Co.

                  3.26. AMERITECH. Ameritech has no liabilities or assets other than the approximately $2.3 million mortgage note referred to in Section 4(l) of the Security Agreement, which note will be transferred to the Borrower or a Subsidiary Guarantor within the 30 days following the Amendment Closing Date unless sold to a third party prior to such 30th day following the Amendment Closing Date. Ameritech will be dissolved within thirty (30) days following the Amendment Closing Date or as soon thereafter as practicable.

                                   ARTICLE IV
                              CONDITIONS TO LENDING
                         AND EFFECTIVENESS OF AGREEMENT

                  4.01. CONDITION TO LENDING. The obligation of the Banks to make any Set of Loans hereunder is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loans and to the satisfaction of the following further conditions. The representations and warranties contained in Article III hereof shall be true on and as of the Amendment Closing Date with the same effect as though made on and as of the Amendment Closing Date. The representations and warranties contained in Article III hereof shall be true on and as of the date of each Set of Loans hereunder with the same effect as though made on and as of each such date except that (a) Section 3.06 shall be deemed to refer to the most recent annual and quarterly financial statements required to be delivered by the Borrower pursuant to Sections 5.01(a) and 5.01(b) hereof, (b) Sections 3.08 and
3.14 shall be deemed to refer to the most recent annual financial statement delivered by the Borrower pursuant to Section 5.01(a) hereof, and (c) in relation to Sections 3.11 and 3.16, Schedules 3.11 and 3.16 hereto shall be deemed to include such additional information as shall have been previously submitted in writing (in a sufficient number of copies for each Bank to receive one) by the Borrower to the Agent and approved by the Banks in their sole discretion; and on the date of each Set of Loans hereunder no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loans to be made on such date. Any request by the Borrower for any Set of Loans hereunder shall constitute a representation and warranty by the Borrower that (i) the representations and warranties described in the second sentence of this Section 4.01 are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and (ii) on the date of such request no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loans (for this purpose such Loans being deemed to have been made on the date of such request). Failure of the Agent to receive notice from the Borrower to the contrary before such Loans are made shall constitute a further representation and warranty by the Borrower that (A) the representations and warranties described in the second sentence of this Section 4.01 are true and correct on and as of the date of such Loans with the same effect as though made on and as of the date of such Loans and (B) on the date of such Loans no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loans.

                  4.02. CONDITIONS TO EFFECTIVENESS OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT. (a) This Second Amended and Restated Credit Agreement shall be effective and the waiver set forth in paragraph (b) below shall be effective at such time (the "Amendment Closing Date") as the conditions set forth in this Section 4.02 are satisfied or waived by each Bank. Until the Amendment Closing Date, the Existing Credit Agreement shall remain in full force and effect in accordance with its terms; after the Amendment Closing Date, the Existing Credit Agreement shall be deemed amended and restated in its entirety as set forth herein and all Loans made and letters of credit issued under the Existing Credit Agreement shall be Loans and letters of credit hereunder.

                           (i) The Agent shall have executed this Second Amended and Restated Credit Agreement and shall have received duly executed counterpart signature pages hereof from SL Industries, Inc. and SL Delaware, Inc. and each Bank.

                           (ii) Each Guarantor shall have executed and delivered an Amended and Restated Guaranty in form and substance satisfactory to the Agent.

                           (iii) The Borrower and each Domestic Guarantor shall have executed and delivered a Second Amended and Restated Security Agreement in form and substance satisfactory to the Agent.

                           (iv) The Borrower shall have paid to Agent for the benefit of the Banks $100,000 of the Facility Fee as provided for in Section 2.04(b). In addition, the Borrower shall have reimbursed the Agent for all of its costs and expenses including, without limitation, attorneys' fees associated with this facility.

                           (v) There shall have been delivered to the Agent a certificate signed on behalf of the Borrower by the Secretary or an Assistant Secretary of the Borrower, certifying as to
                                    (a) the absence of any changes to the
                                    articles and bylaws of the Borrower and
                                    Guarantors from those previously delivered to the Agent, (b) true copies of all corporate action taken by the Borrower and the Guarantors relative to this Agreement, the Notes, and the confirmation of the Guaranties and Security Documents and (c) the names, true signatures and incumbency of the officer or officers of the Borrower and of each Guarantor authorized to execute and deliver such documents.

                           (vi) SL Industries, Inc. and SL Delaware, Inc. shall have executed and delivered to each Bank an amended and restated Note.

                           (vii) The Borrower shall have delivered such other documents as the Banks shall have reasonably requested prior to the date that the conditions specified in paragraphs (i) through (v) above are satisfied, which request shall have been made in a written statement specifying the other documents which must be provided prior to the Amendment Closing Date.

                  (b) As of the Amendment Closing Date, the Banks waive those Events of Default and Potential Defaults that may have occurred under the Existing Credit Agreement to the extent and only to the extent that such Events of Default and Potential Defaults would not have occurred had this Second Amended and Restated Credit Agreement been in place at the time that such Events of Default and Potential Defaults arisen. The waiver set forth in this paragraph
(b) does not imply any other or future waivers.

                  4.03. REQUIRED DELIVERIES POST-CLOSING. Within the time period specified below for each item, the Borrower shall deliver to the Agent each of the following. The failure to deliver any such post-closing item shall be an Event of Default hereunder.

                  (a) OPINION. No later than ninety (90) days after the Amendment Closing Date, there shall have been delivered to the Agent, with a copy for each Bank, such written opinions of counsel as the Agent shall reasonably request, addressed to the Agent and each Bank, in form and substance satisfactory to the Agent.

                  (b) PLEDGE OF DESIGNATED SUBSIDIARY EQUITY. No later than thirty (30) days after the Amendment Closing Date, (i) the Borrower shall cause Newco Holding Co. to be formed, to hold all of the equity of Industrius SL SA de CV and to join in the Security Agreement and the

Guaranty and (ii) the Borrower and each Domestic Guarantor that owns any Designated Subsidiary Equity shall have executed and delivered to the Agent one or more pledge agreements in form and substance satisfactory to the Agent and the Required Banks respecting a pledge of the same, together with stock certificates, if any, and stock powers respecting such pledge and such other documents as is necessary or the Agent deems desirable to perfect such pledge.

                  (c) PLEDGE OF INTERCOMPANY NOTES. No later than thirty (30) days after the Amendment Closing Date, the Borrower and each Domestic Guarantor shall have caused all intercompany payables owing to them, if any, to be evidenced by master intercompany notes and shall have caused all such notes to be duly pledged and physically delivered to the Agent for its benefit and the benefit of the Banks.

                  (d) PTO FILINGS. Within ten (10) Business Days after the Amendment Closing Date, the Borrower shall deliver a list of all intellectual property of the Borrower or any Guarantor that is subject to filings at the Patent and Trademark Office ("PTO"). Then, no later than thirty (30) days after the Amendment Closing Date, to the extent required by the Agent, the Borrower shall cause PTO filings to be made with respect to the security interest granted in such intellectual property.

                  (e) BOONTON, N.J. PROPERTY. If the Boonton, N.J. property owned by the Borrower is not sold by March 1, 2002, the Borrower shall record a mortgage on that property in favor of the Banks (it being understood that if such property is not under an agreement of sale by February 1, 2002, the Banks may begin the due diligence and documentation process in connection therewith at the expense of the Borrower).

                  (f) AMENDMENT FEE. The Banks shall have earned an Amendment Fee equal to two percent (2%) of the amount of the Commitment as at the Amendment Closing Date, which shall be payable as follows. The Amendment Fee shall be paid on September 30, 2002, provided, it shall be deferred and/or waived under the following conditions:

                           1. If the Borrower repays the Obligations in full and terminates the Commitment on or before September 30, 2002, any Amendment Fee payable on September 30, 2002 shall be waived.

                           2. If by September 30, 2002, the Obligations have not been fully repaid, but the Borrower provides the Banks with a binding commitment letter of refinancing from an alternate lender or the Borrower provides the Banks with a Sale and Purchase Agreement for a partial or total sale of the Borrower's business, provided the expected net cash proceeds from such sale or refinancing will be sufficient to repay the Banks in full, and provided, further that any such sale or refinancing would occur by no later than October 31, 2002, then any Amendment Fee due on September 30, 2002 shall be deferred to October 31, 2002.

                           3.       If the Amendment Fee is deferred as
                                    contemplated above, and the Banks are repaid in full by October 31, 2002, the Amendment Fee payable on October 31, 2002 shall be waived.

                  (g) INSURANCE CERTIFICATE. Within five (5) Business Days of the Amendment Closing Date, the Borrower shall deliver to the Agent a certificate of insurance showing that the Agent is named as additional insured and lender loss payee, in form and substance satisfactory to the Agent.

                  (h) AMENDMENTS TO ASSIGNMENTS OF LIFE INSURANCE. No later than the date that the Borrower cancels the Insurance Policies pursuant to Section
5.11 (Insurance Policies) below, each party to an Assignment of Life Insurance shall have delivered to the Agent an amendment thereto providing for cancellation of the Insurance Policies in accordance with the terms of Section
5.11 (Insurance Policies) below.

                  (i) ADDITIONAL DOCUMENTS. The Borrower shall deliver to the Agent such additional documentation and information as the Agent may reasonably request.

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

                  The Borrower covenants that from and after the date hereof and so long as it may borrow hereunder and until payment in full of the Notes, interest thereon and all other obligations of the Borrower under this Agreement:

                  5.01. REPORTING AND INFORMATION REQUIREMENTS.

                  (a) ANNUAL AUDIT REPORTS. As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Banks consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheet to be certified by independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent. The certificate or report of such accountants shall be free of exceptions or qualifications not acceptable to the Banks and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such consolidated statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such consolidated statements and balance sheet present fairly the consolidated financial position of the Borrower and its Subsidiaries as of the end of such fiscal year and the consolidated results of their operations and their consolidated cash flows for such fiscal year, in conformity with generally accepted accounting principles. As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Agent (in a sufficient number of copies for each Bank to receive one) unaudited consolidating statements of income of the Borrower and its Subsidiaries and unaudited cash flows of each of the Borrower's operating Subsidiaries, in each case for such fiscal year, and an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and any notes to each, all in reasonable detail, and certified by the Treasurer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal year and results of their operations for such fiscal year, in conformity with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks or the Agent.

                  (b) QUARTERLY REPORTS. As soon as practicable, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Banks unaudited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and certified by the Treasurer of the Borrower as presenting fairly the consolidated financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the consolidated results of their operations and their consolidated cash flows for such fiscal quarter, in conformity with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks or the Agent, subject to year-end audit adjustments. As soon as practicable, and in any event within 60 days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower shall furnish to the Agent (in a sufficient number of copies for each Bank to receive one) unaudited consolidating statements of income of the Borrower and its Subsidiaries and unaudited cash flows of each of the Borrower's operating Subsidiaries, in each case for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter, and any notes to each, all in reasonable detail, and certified by the Treasurer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and results of their operations for such fiscal quarter, in conformity with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks or the Agent, subject to any year-end audit adjustments.

                  (c) MONTHLY REPORTS. As soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Borrower, the Borrower shall furnish to the Banks: (i) unaudited consolidated statements of income for the Borrower and its Subsidiaries for such month prepared by the Borrower, in reasonable detail; (ii) a summary of the aging of the accounts receivable of the Borrower and its Subsidiaries for such month and
(iii) a report or letter as to progress of any assets sales and/or refinancing options.

                  (d) COMPLIANCE CERTIFICATES. Within 120 days after the end of each fiscal year of the Borrower and within 60 days after the end of each of the first three quarters of each fiscal year, the Borrower shall deliver to the Banks a certificate dated as of the end of such fiscal year or quarter, as the case may be, signed on behalf of the Borrower by its Treasurer (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower, (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Section 6.01 hereof and (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate.

                  (e) OTHER REPORTS AND INFORMATION. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to each Bank copies of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange,
(ii) all press releases and (iii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders, bondholders or the financial community in general.

                  (f) FURTHER INFORMATION. The Borrower will promptly furnish to the Agent (in a sufficient number of copies for each Bank to receive one) such other information and in such form as the Agent may reasonably request.

                  (g) INTENTIONALLY OMITTED.

                  (h) INTENTIONALLY OMITTED.

                  (i) NOTICE OF CERTAIN INDEBTEDNESS. If any Additional Available Funds become available to the Borrower or any Subsidiary, the Borrower shall promptly give the Banks notice of such event, setting forth the total amount of such Additional Available Funds and providing such other information with respect thereto as the Agent may require.

                  (j) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon becoming aware thereof the Borrower shall give the Banks notice of any material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrower or of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  (k) NOTICE OF MATERIAL PROCEEDINGS. Promptly upon becoming aware thereof the Borrower shall give the Agent (in a sufficient number of copies for each Bank to receive one) notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower or any Subsidiary which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                  (l) NOTICE OF EVENT OF DEFAULT. Promptly upon becoming aware of any other Event of Default or Potential Default the Borrower shall give the Agent notice thereof, together with a written statement (in a sufficient number of copies for each Bank to receive one) of the President or Treasurer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

                  (m) VISITATION. The Borrower shall permit such persons as the Agent may designate to visit and inspect any of the properties of the Borrower and of any Subsidiary, to examine their respective books and records and take copies and extracts therefrom and, with the Borrower's prior consent (which consent will not be unreasonably withheld or delayed), to discuss their respective affairs with their respective officers, employees and independent accountants, at such times and as often as the Agent may reasonably request. The Borrower hereby authorizes such officers, employees and independent accountants to discuss with the Agent or such persons designated by it the affairs of the Borrower and its Subsidiaries.

                  (n) STOCK REPURCHASE INFORMATION. As soon as practicable, and in any event within 30 days after the end of each month, the Borrower shall furnish to the Agent (in a sufficient number of copies for each Bank to receive one) a report, certified by the Treasurer of the Borrower, setting forth the number of shares of Permitted Stock Repurchases effected during that month (exclusive of Permitted Stock Repurchases relating to the administration of the Borrower's employee retirement plan), together with the date of each such purchase and the price paid therefor.

                  (o) ENVIRONMENTAL INFORMATION. As soon as practicable, and in any event within 30 days after the end of each month, the Borrower shall furnish to the Agent (in a sufficient number of copies for each Bank to receive one) copies of all material correspondence, sent or received during such month with any governmental agency, whether federal, state or local, having jurisdiction over environmental matters (including without limitation the New Jersey Department of Environmental Protection and Energy and the U.S. Environmental Protection Agency) or with any engineer retained by the Borrower or any Subsidiary in connection with any potential or existing environmental liability, certified by the President or the Treasurer of the Borrower to be true, correct and complete copies of all such correspondence. For purposes of this Section 5.01(o), "material correspondence" shall mean correspondence which may indicate
(i) a significant change with regard to the Borrower's or any Subsidiary's potential or existing environmental liability or (ii) a circumstance or event which could constitute or lead to an Event of Default or Potential Default.

                  (p) CHANGES AFFECTING COLLATERAL. As soon as Borrower has knowledge that there is any event or condition that would require additional action to be taken to insure the validity of the Agent's perfected Lien in the Collateral, the Borrower shall notify the Agent of such event or condition, which notice will specify the action or actions that the Borrower is taking in order to comply with Section 5.10 hereof.

                  5.02. PRESERVATION OF EXISTENCE AND FRANCHISES. The Borrower shall, and subject to Sections 6.06 and 6.08 hereof shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  5.03. INSURANCE. The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Such insurance for the Borrower and each Domestic Guarantor shall name the Agent as additional insured and Lender Loss payee.

                  5.04. MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

                  5.05. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS; PAYMENT OF OTHER CURRENT LIABILITIES. The Borrower shall, and shall cause each Subsidiary to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties (whether owned or leased) or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property referred to above in subsection (a);

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property referred to above in subsection (a) (other than Liens not forbidden by Section 6.02 hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Borrower or such Subsidiary, or which, if foreclosed, would extinguish the estate or other rights of the Borrower or its Subsidiary in such property; and

                  (d) all other current liabilities so that none is overdue more than 75 days; provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  5.06. COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each Subsidiary to, comply with all applicable Laws (including but not limited to ERISA, the Code, and any applicable tax Law, product safety Law, occupational safety or health Law, environmental protection or pollution control Law, hazardous waste or toxic substances management, handling or disposal Law) in all respects (including but not limited to compliance in respect of products that it manufactures, processes or sells or services it performs, conduct of its business or use, maintenance or operation of real and personal properties owned or possessed by it), provided that the Borrower shall not be deemed to be in violation of this Section 5.06 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially affect the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole.

                  5.07. USE OF PROCEEDS. The Borrower shall apply the proceeds of all Loans hereunder only to Permitted Stock Repurchases and working capital purposes and bona fide operating expenditures not inconsistent with the financial projections delivered to the Banks.

                  5.08. GOVERNMENT AUTHORIZATIONS, ETC. The Borrower shall, and shall cause each Subsidiary to, at all times obtain and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with execution and delivery of this Agreement, the Notes or the Guaranties, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof.

                  5.09. CONTRACTS. The Borrower shall, and shall cause each Subsidiary to, comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, provided that the Borrower shall not be deemed to be in violation of this Section 5.09 as a result of any failure to comply which would not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement or the Notes.

                  5.10. PERFECTION OF SECURITY INTERESTS. The Borrower shall, and shall cause each Domestic Guarantor to promptly execute and deliver all further instruments and agreements, and take all further actions that may be necessary or appropriate, or that the Agent may reasonably request, in order to perfect or protect any assignment, pledge, security interest granted or purported to be granted pursuant to any Security Document or to enable the Agent to exercise or enforce its rights and remedies thereunder.

                  5.11. LIFE INSURANCE. The Borrower and the Domestic Guarantors (as applicable) maintain, as of the Amendment Closing Date and until cancelled in accordance with this Section 5.11, life insurance policies on the lives of the persons listed in Schedule 3.24 hereto (collectively, the "Insurance Policies"). The Borrower and the Domestic Guarantors may use any dividends received in respect of such Insurance Policies to pay the premiums for such policies to the extent that such amounts are payable, provided that if an Event of Default or Potential Default has occurred or is continuing, the Borrower and the Domestic Guarantors may use such dividends to pay such premiums only with the prior written consent of the Agent, in its sole discretion. Borrower may cause the Insurance Policies to be submitted and cancelled in exchange for their cash out value and, if it does so, shall use the net cash proceeds thereof to repay outstanding Loans.

                  5.12. FOREIGN TAX REFUND. One of the Borrower's Subsidiaries, Elektro-Metall Export GmbH, is expected to receive a tax refund (the "Foreign Tax Refund") in an amount approximately equal to $1,000,000 on or before March 31, 2002. As soon as such Subsidiary receives the Foreign Tax Refund, Borrower shall cause such Subsidiary to pay to Borrower a dividend (the "Foreign Tax Refund Dividend") in an amount equal to the amount of the Foreign Tax Refund.

                  5.13. FOREIGN ASSET SALE DIVIDENDS. At any time that any Foreign Subsidiary shall sell or otherwise dispose of any assets including equity of subsidiaries (other than inventory and other assets in the ordinary course of business) (a "disposition"), the Borrower shall cause such Foreign Subsidiary to use the net cash proceeds thereof to pay a dividend (a "Foreign Asset Sale Dividend") to the Borrower within three Business Days of such disposition. If the Foreign Subsidiary is an indirect Subsidiary of the Borrower, the Borrower shall cause each Subsidiary that is a direct or indirect parent of such Foreign Subsidiary to use the proceeds of the dividend it receives to pay a dividend to its parent such that the Borrower shall ultimately receive the Foreign Asset Sale Dividend.

                  5.14. MATTERS RESPECTING DESIGNATED SUBSIDIARY EQUITY. From and after 30 days after the Amendment Closing Date, the Borrower shall cause all of the Foreign Subsidiaries, to be direct or indirect Subsidiaries of SL Delaware, Inc., Cedar Corporation or Newco Holding Co.

                  5.15. AMERITECH. The Borrower shall cause Ameritech to have no liabilities or assets other than the approximately $2.3 million mortgage note referred to in Section 4 (l) of the Security Agreement and will cause such note will be transferred to the Borrower or a Subsidiary Guarantor within the 30 days following the Amendment Closing Date unless sold to a third party prior to such 30th day following the Amendment Closing Date. The Borrower shall cause Ameritech to be dissolved within thirty (30) days following the Amendment Closing Date or as soon thereafter as practicable.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  The Borrower covenants that from and after the date hereof and so long as it may borrow hereunder and until payment in full of the Notes, interest thereon and all other obligations of the Borrower under this Agreement:

                  6.01. FINANCIAL MAINTENANCE COVENANTS.

                  (a) NET INCOME TEST. For each fiscal quarter specified below, the Borrower's Consolidated Net Income shall be at least the amount specified below or Consolidated net loss shall be no greater than the amount specified below, as applicable:

                  Quarter Ending                   Net Income Minimum/Net Loss Maximum
                  --------------                   -----------------------------------
                  December 31, 2001                Net Loss not exceeding $800,000
                  March 31, 2002                   Net Loss not exceeding $175,000
                  June 30, 2002                    Net Income not less than $100,000
                  September 30, 2002               Net income not less than $100,000

                  (b) FIXED CHARGE COVERAGE RATIO. The Consolidated Fixed Charge Coverage Ratio as of any Measurement Date shall not be less than the respective amounts set forth below:

                  Measurement Date                                     Ratio
                  ----------------                                     -----
                  Measurement Date on December 31, 2001                1.05x

                  Measurement Date on March 31, 2002                   1.00x

                  Measurement Date on June 30, 2002                    1.10x

                  Measurement Date on September 30, 2002               1.06x

                  (c) At the time of any sale of any direct or indirect Subsidiary or any other assets outside of the ordinary course of business, the financial covenants set forth in the preceding paragraphs (a) and (b) will be reset by agreement of the Required Banks and the Borrower consistent with the assumptions underlying the current financial covenants, adjusted to take account of the results of the sale and use of proceeds thereof.

                  6.02. LIENS. The Borrower shall not, and shall not permit any Guarantor to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for the following ("Permitted Liens"):

                  (a) Liens pursuant to the Security Documents in favor of the Agent (on behalf of the Banks) to secure the Loans;

                  (b) Liens existing on the Amendment Closing Date and listed in
         Schedule 6.02 hereto (and extension, renewal and replacement Liens upon the same property theretofore subject to a listed Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing);

                  (c) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.05 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 5.05;

                  (d) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                  (e) Intentionally omitted;

                  (f) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or such Subsidiary;

                  (g) Intentionally omitted;

                  (h) Intentionally omitted.

In addition, the Borrower shall not, and shall not permit any Guarantor to, agree with any Person not to create, incur, assume or suffer to exist any Lien on any property or assets of the Borrower or any of the Guarantors, tangible or intangible, now owned or hereafter acquired, except that the Borrower or a Guarantor may provide a covenant similar to the first sentence contained in this
Section 6.02 to any creditor providing financing to the trustee under a trust established pursuant to an Employee Stock Ownership Plan of the Borrower or to any bank issuing a letter of credit for the account of the Borrower or a Guarantor.

                  6.03. INDEBTEDNESS. The Borrower shall not, and shall not permit any Guarantor to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement or the Notes;

                  (b) Indebtedness listed in Schedule 6.03 hereto (and extensions, renewals and replacements thereof on terms no less advantageous than the Indebtedness extended, renewed or replaced);

                  (c) Unsecured Indebtedness owing from a Domestic Guarantor to the Borrower or another Domestic Guarantor or unsecured Indebtedness owing from the Borrower to a

         Domestic Guarantor, in each case, evidenced by a note duly pledged to the Agent under the Security Documents;

                  (d) Intentionally omitted;

                  (e) Indebtedness in the form of Capitalized Lease Obligations in an aggregate amount of up to $1,000,000 at any time;

                  (f) Intentionally Omitted;

                  (g) Indebtedness permitted by Section 6.05(d) or 6.05(e) hereof;

                  (h) Indebtedness under a Permitted EME Credit Transaction which may not be prepaid or repaid except pursuant to a Permitted EME Repayment Event;

                  (i) Intentionally omitted;

                  (j) current accounts payable arising out of transactions (other than borrowings) in the ordinary course of business.

                  6.04. GUARANTEES AND CONTINGENT LIABILITIES. The Borrower shall not, and shall not permit any Guarantor to, at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except:

                  (a) reimbursement obligations with respect to (x) stand-by letters of credit issued from time to time for the account of the Borrower or any Guarantor and having an aggregate amount available for drawing (assuming compliance with all conditions for drawing under such letters of credit) of not more than $1,000,000 at any time and (y) trade letters of credit issued from time to time in the ordinary course of business for the account of the Borrower or any Guarantor;

                  (b) the Guaranties;

                  (c) contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (d) indemnities by the Borrower or any Guarantor of the liabilities of its directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable Law.

"Direct or contingent liability upon or with respect to any obligation or liability of any other Person" of the Borrower or a Guarantor within the meaning of this Section 6.04 includes but is not limited to an agreement, contingent or otherwise:

                  (e) to reimburse banks, surety companies and other Persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other Persons for the account of the Borrower or such Guarantor;

                  (f) to purchase an obligation or assume a liability of such Person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                  (g) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such Person so as to enable such Person to meet a minimum equity, net worth, working capital or other financial condition or to enable such Person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such Person;

                  (h) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (i) primarily for the purpose of enabling such Person to satisfy such obligation or liability or of assuring the owner of such indebtedness or liability against loss, or
         (ii) regardless of the non-delivery of such property or assets or the failure to furnish such services, or (iii) in a transaction otherwise having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of AICPA Statement of Financial Accounting Standards No. 47; or

                  (i) which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such Person.

                  6.05. LOANS AND INVESTMENTS. The Borrower shall not, and shall not permit any Guarantor to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or purchase, acquire or own (other than in the ordinary course of business) any asset, tangible or intangible, or agree, become or remain liable to do any of the foregoing, except:

                  (a) loans and investments listed in Schedule 6.05 hereto (including any extensions or renewals thereof) and assets existing on September 30, 2000;

                  (b) trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

                  (c) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                  (d) loans from the Borrower to a Guarantor;

                  (e) loans from a Guarantor to the Borrower or another
         Guarantor;

                  (f) so long as no Event of Default or Potential Default shall then exist or be created thereby, stock repurchases required by the Borrower's employee retirement plan existing on the Amendment Closing Date ("Permitted Stock Repurchases");

                  (g) the capital stock or other equity of a wholly-owned Domestic Guarantor; and

                  (h) the capital stock of the Foreign Subsidiaries owned on the Amendment Closing Date.

                  6.06. MERGER. The Borrower shall not, and shall not permit any Guarantor to, merge with or into or consolidate with any other Person, or agree to do any of the foregoing, except that if no Event of Default or Potential Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto:

                  (a) Intentionally Omitted;

                  (b) a Guarantor may merge with or into or consolidate with any other Guarantor or the Borrower; and

                  (c) the Borrower may merge or consolidate with any corporation with the prior consent of the Banks (which consent shall not be unreasonably withheld) so long as (i) the Borrower is the surviving corporation, (ii) there is no material change in senior management of the Borrower and (iii) such other corporation is organized under the laws of any State of the United States of America.

                  6.07. DISPOSITIONS OF ASSETS. Other than the sale of inventory in the ordinary course of business, or the sale, conveyance, assignment, lease or other transfer of assets (including, without limitation, capital stock) and other than from a Domestic Guarantor to another wholly-owned Domestic Guarantor or the Borrower, Borrower shall not, and shall not permit any Guarantor to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.07 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), unless (a) no Event of Default or Potential Default shall occur and be continuing or shall exist at the time of such transaction or immediately thereafter and after giving effect thereto and
(b) such transaction is for fair market value and payable in cash, unless otherwise agreed to by the Required Banks. Each such transaction shall be subject to the mandatory prepayment provisions set forth in Section 2.12 (Reduction of Commitment and Prepayments) above.

                  6.08. DISPOSITION OF STOCK IN AND INDEBTEDNESS OF GUARANTORS. The Borrower will not directly or indirectly sell or otherwise dispose of, or part with control of, any shares of capital stock of a Guarantor or any Indebtedness of a Guarantor and the Borrower will not permit any Guarantor directly or indirectly to issue, sell or otherwise dispose of, or part with control of, any shares of capital stock of itself or another Guarantor or any Indebtedness of itself or another Guarantor ("indirect" disposition or issuance of shares of capital stock including but not limited to disposition or issuance of warrants, rights or options for, or securities convertible into, such shares), except

                  (a) a Guarantor may incur or suffer to remain outstanding Indebtedness to the extent not forbidden by Section 6.03 hereof;

                  (b) the Borrower and the Guarantors may sell or otherwise dispose of the capital stock and Indebtedness of a Guarantor in a single transaction (and the liability of such Guarantor under the Guaranties may thereupon be released) if (1) after such transaction (i) neither the Borrower nor any Guarantor shall own any shares of capital stock or any Indebtedness of such former Guarantor, (ii) such former Guarantor shall not own any shares of capital stock of or Indebtedness of the Borrower or of any then-existing Guarantor, (iii) no Event of Default or Potential Default shall occur and be continuing or shall exist at the time of such transaction and after giving effect thereto, and (iv), in the case of a Significant Transaction (as hereinafter defined) no Event of Default or Potential Default shall be projected to occur through the next four succeeding Measurement Dates immediately following consummation of such Significant Transaction after giving effect thereto, as demonstrated by projections which shall have been prepared by the Borrower in good faith and which shall have been delivered to the Agent (in a sufficient number of copies for each Bank to receive one) prior to the consummation of such Significant Transaction and (2) such transaction is for fair market value and payable in cash, unless otherwise agreed to by the Required Banks. Each such transaction shall be subject to the mandatory prepayment provisions set forth in Section 2.12 (Reduction of Commitment and Prepayments) above;

                  (c) the Borrower or any Domestic Guarantor may dispose of shares of capital stock of a Guarantor or Indebtedness of a Guarantor, and a Guarantor may issue its own equity or Indebtedness, to the Borrower or a wholly-owned Domestic Guarantor; and

                  (d) any Subsidiary that has no assets or liabilities may be dissolved.

For purposes of this Section 6.08, a "Significant Transaction" means a transaction or series of related transactions involving former Guarantors which have, immediately after consummation of the applicable transaction, assets aggregating 20% or more of the total of (x) the aggregate assets of the Borrower and its then-existing Guarantors immediately after such consummation plus (y) the aggregate assets of those former Guarantors immediately after such consummation.

                  6.09. CONTINUATION OF OR CHANGE IN BUSINESS. The enterprise represented by the Borrower and the Guarantors taken as a whole shall continue to engage in the manufacture and distribution of engineered products, consisting of metals or plastics, which are sold primarily in established niche markets.

                  6.10. CONSOLIDATED TAX RETURNS. The Borrower shall not file, or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

                  6.11. REGULATION U. The Borrower shall not use the proceeds of any Loan hereunder directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock, other than Permitted Stock Repurchases.

                  6.12. DIVIDENDS. The Borrower shall not permit any Subsidiary which is not wholly owned, directly or indirectly, by the Borrower to declare, make or pay any dividends or distributions on account of or in respect of any of the shares of capital stock of such Subsidiary or on account of the purchase, redemption, retirement or acquisition of any such shares (or warrants, options or rights therefor). The Borrower shall not declare or pay any dividend or other distribution of any nature in cash on account of or in respect of any shares of the capital stock of the Borrower or directly or indirectly purchase, redeem, retire or acquire any such shares except Permitted Stock Repurchases.

                  6.13. Intentionally omitted.

                  6.14. ACQUISITIONS. Neither the Borrower nor any Guarantor shall make any acquisition of stock or assets of any person or entity other than the acquisition of assets in the ordinary course of business consistent with past practice.

                  6.15. CORPORATE SEPARATENESS. The Borrower shall, and shall cause all of its Subsidiaries to, observe all requirements necessary to cause it to be treated as a separate legal entity for all purposes under applicable corporate law. In addition, neither the Borrower nor any Guarantors shall enter into any transaction with any Excluded Subsidiary which is not at least as favorable to the Borrower or such Guarantor as would be an arm's length transaction with an unrelated third party. Without limiting the generality of the foregoing requirement, the Borrower and each Guarantor shall (a) maintain, and cause each Excluded Subsidiary to maintain, separate corporate and financial records and observing all corporate formalities; (b) maintain, and cause each Excluded Subsidiary to maintain, capitalization adequate to meet its business needs; (c) cause all reports, filings and public information to refer to such Borrower or Excluded Subsidiary, as the case may be, as a separate company (and not a division of each other); and (d) otherwise conduct, and cause each Excluded Subsidiary to conduct, its dealings with third parties in its own name and as a separate and independent entity. Unless specifically agreed to by the Required Banks, neither the Borrower nor any Guarantor may enter into any merger or other combination with or transfer assets to any Excluded Subsidiary, or make any loan to, advance to, or other investment in any Excluded Subsidiary, or guarantee any Indebtedness or otherwise be liable for obligations of any Excluded Subsidiary except a Permitted EME Credit Transaction.

                  6.16. SALES BY FOREIGN GUARANTORS. Notwithstanding anything provided in Section 6.07 hereof to the contrary, no Foreign Guarantor shall sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily or involuntarily, or create, incur, assume or suffer to exist any Lien on, any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, inventory, contract rights, chattel paper or general intangibles with or without recourse) to any Person other than the Borrower or another Guarantor, except that any Foreign Guarantor may sell any of its properties or assets to any Person in the ordinary course of business, consistent with past practice and subject to Section 6.07 hereof.

                                  ARTICLE VII
                                    DEFAULTS

                  7.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrower shall fail to pay when due principal on any Note; or

                  (b) The Borrower shall fail to pay when due interest on any Note, any commitment fee, any agent's fee, any amount payable pursuant to Section 2.10 hereof or any other amount due hereunder or under any Note and such failure shall have continued for a period of three Business Days; or

                  (c) Any representation or warranty made by the Borrower under this Agreement or any statement made by the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower to the Agent or any Bank pursuant to this Agreement shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not materially misleading); or

                  (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI hereof or of the covenants contained in subsections (g), (h), (i) or (l) of Section 5.01 hereof; or

                  (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any Note not otherwise specifically mentioned in this
         Section 7.01 and (i) in the case of a default under Section 5.01 hereof (other than under subsections (g), (h), (i) or (l) of such Section 5.01) such default shall have continued for a period of 10 days after notice from the Agent to the Borrower and (ii) in the case of any other default such default shall have continued for a period of 20 days after notice from the Agent to the Borrower; or

                  (f) The Borrower or any Subsidiary (i) shall default (as principal or as guarantor or other surety) in any payment of any obligation (or set of related obligations) in respect of Indebtedness (other than trade debt) in excess of $100,000 in aggregate amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity or (iii) whether or not such a default would be an Event of Default under the preceding clause (i) or clause (ii), any default under the Permitted EME Credit Transaction; or

                  (g) The Agent shall determine in good faith (which determination shall be conclusive) that the potential liabilities associated with the events set forth in subsections (i) through (ix) below, individually or in the aggregate, could cause a material decline in the business operations or financial condition of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole:

                           (i) The PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in
                                    Section 4042(a) of ERISA has occurred, a Plan should be terminated or a trustee should be appointed for a Plan; or

                           (ii) Any action is taken to terminate a Plan pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA; or


                           (iii) Any action is taken by a plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or


                           (iv) A return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                           (v) A Reportable Event occurs with respect to a Plan; or

                           (vi) Any action is taken to amend a Plan to become an employee benefit plan described in
                                    Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

                           (vii) The Borrower or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                           (viii) The assets of the Borrower or any Controlled Group Member are encumbered as a result of security provided to a Plan pursuant to

                                    Section 412 of the Code or Section 306 of
                                    ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA as a result of a Plan amendment; or

                           (ix) The Borrower or a Controlled Group Member fails to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than 30 days thereafter; or

                  (h) One or more judgments for the payment of money shall have been entered against the Borrower or any Subsidiary, which judgment or judgments exceed $250,000 in the aggregate and as to which amount no insurance carrier has accepted full liability, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days; or

                  (i) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower or any Subsidiary or any of their respective properties for the collection of money aggregating in excess of $250,000 which shall have remained undischarged and unstayed for a period of 30 consecutive days; or

                  (j) An "Event of Default" (as that term is defined therein) shall occur and be continuing under any Guaranty or any Security Document; or

                  (k) The Agent shall have determined in good faith that a material adverse change has occurred in the business, operations, condition, financial or otherwise, or prospects (including without limitation management changes) of the enterprise comprised of the Borrower and its Subsidiaries taken as a whole and such material adverse change shall have continued uncorrected for a period of 30 days after notice from the Agent to the Borrower; or

                  (l) A proceeding shall have been instituted in respect of the Borrower or any Subsidiary

                           (i) seeking a declaration or entailing a finding that the Borrower or such Subsidiary is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Borrower or such Subsidiary, its assets or its debts or otherwise seeking to have an order for relief entered in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for the Borrower or such Subsidiary or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

                  (m) The Borrower or any Subsidiary shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01 (1)(i) hereof or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 7.01(l)(ii) hereof or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property (except as provided in Section 6.07 hereof), or shall take any action in furtherance of any of the foregoing; or

                  (n) The aggregate amount of environmental clean-up liabilities, including fines and penalties, of the Borrower and its Subsidiaries for which expenditures have been made or incurred or for which reserves, charges or other provisions have been made on the consolidated income statements of the Borrower and its Subsidiaries on a cumulative basis from the Amendment Closing Date shall at any time aggregate in excess of $650,000.

                  (o) The Agent (for the benefit of the Agent and the Banks) shall fail to have a first priority, perfected security interest in the Collateral at any time after ninety (90) days after the Amendment Closing Date.

         7.02. CONSEQUENCES OF AN EVENT OF DEFAULT.

                  (a) If an Event of Default specified in subsections (a) through (k) or subsection (n) of Section 7.01 hereof shall occur and be continuing or shall exist the Banks shall be under no further obligation to make Loans hereunder and the Agent shall upon the written request of the Required Banks by notice to the Borrower (i) declare the unpaid principal amount of the Notes, interest accrued thereon and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, or
(ii) terminate the Commitment of each Bank.

                  (b) If an Event of Default specified in subsections (1) or (m) of Section 7.01 hereof shall occur or exist, the Banks shall be under no further obligation to make Loans hereunder and the unpaid principal amount of the Notes, interest accrued thereon and all other amounts owing by the Borrower hereunder or under the Notes shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and a cause of action therefor shall immediately accrue.

                  (c) Notwithstanding the foregoing, if an Event of Default shall occur or exist, the Agent and the Banks shall have no obligation to initiate or exhaust any remedies against the Borrower before proceeding against any Subsidiary under any Guaranty.

                  7.03. APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of the Obligations (whether received under the Guaranties, the Security Documents or otherwise) shall be applied by the Agent in the following order:

                  First, to payment of that portion of the Obligations constituting the reasonable fees and expenses, indemnities, and other amounts due to the Agent in its capacity as such;

                  Second, to payment of that portion of the Obligations constituting fees and indemnities (other than those paid pursuant to the preceding clause First) due to the Agent and the Banks, ratably among them in proportion to the amounts described in this clause Second due to them;

                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ratably among the Banks in proportion to the respective amounts described in this clause Third due to them;

                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and letters of credit among the Banks in proportion to the respective amounts described in this clause Fourth due to them;

                  Fifth, to payment of all other Obligations, ratably among the Agent and the Banks in proportion to the respective amounts described in this clause Fifth due to them; and

                  Finally, the balance, if any, after all of the Obligations have been indefeasibly paid in full and all letters of credit issued to the Borrower or any Guarantor by any the Agent or any Bank shall have terminated, to the Borrower or as otherwise required by Law.

For purposes of this Section 7.03, the Agent shall use its business judgment as to what type of Obligations are letters of credit, interest rate hedging agreements, foreign currency exchange hedging agreements and/or similar Obligations.

                                  ARTICLE VIII
                                    THE AGENT

                  8.01. APPOINTMENT. Each Bank hereby appoints Mellon Bank, N.A. to act as Agent as herein specified for the Banks hereunder and under each Security Document and each Guaranty. Each of the Banks hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, each Security Document and each Guaranty, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement, each Security Document and each Guaranty.

                  8.02. DELEGATION OF DUTIES. The Agent may perform any of its duties hereunder and under each Security Document and each Guaranty by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder and thereunder.

                  8.03. NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, each Security Document and any Guaranty. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement, each Security Document or any Guaranty a fiduciary relationship in respect of any Bank; and nothing in this Agreement, any Security Document or any Guaranty, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement, any Security Document or any Guaranty except as expressly set forth herein or therein. Each Bank expressly acknowledges (a) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to the Banks; (b) that it has made and will. make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Borrower and its Subsidiaries in connection with this Agreement, any Security Document and any Guaranty; and (c) that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information, whether coming into its possession before the making of any Loans hereunder or at any time or times thereafter, except for notices, reports or other information, if any, expressly required to be furnished to the Banks by the Agent hereunder or under any Security Document or any Guaranty and except for delivering to the Banks copies of the materials which this Agreement requires the Borrower to deliver to the Agent "in a sufficient number of copies for each Bank to receive one" (or similar language).

                  8.04. ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM REQUIRED BANKS. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified as being within the Agent's rights, powers or discretion herein or in any Security Document or any Guaranty, so long as such action could not expose the Agent to liability. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take, any such action, unless this Agreement, the applicable Security Document or the applicable Guaranty specifically requires the consent of the Required Banks or all the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on all the Banks and on all holders of Notes. No Bank shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any Security Document or any Guaranty in accordance with the instructions of the Required Banks (or all Banks, as the case may be in accordance with the provisions hereof or thereof), or in the absence of such instructions, in the absolute discretion of the Agent, subject to the provisions of Section 8.05 hereof. For the sake of clarity, each Bank specifically authorizes the Agent to release Collateral to the extent that such Collateral is disposed of in accordance with the terms of this Agreement and, for this purpose, the Agent is entitled to rely on a certificate of the Borrower as to compliance with this Agreement; this authorization is for the benefit of the Agent and not for the benefit of the Borrower.

                  8.05. EXCULPATORY PROVISIONS.

                  (a) LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them hereunder or under any Security Document or any Guaranty or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder and under the Security Documents and the Guaranties on behalf of the Banks, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not
(i) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement, any Notes, any Security Document, any Guaranties or any other documents or instruments pursuant to or in connection herewith or therewith, or for any recital, representation, warranty, document, certificate, report or statement herein or therein made or furnished under or in connection with this Agreement, any Security Document or any Guaranty, or (ii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or any Subsidiary, or the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Event of Default or any Potential Default or any "Event of Default" under and as defined in any Security Document or any Guaranty, or (iii) be responsible to the Banks, the Borrower or its Subsidiaries for maintaining or preserving the Collateral.

                  (b) NOTICE OF DEFAULT. The Agent shall be under no obligation to any of the Banks to ascertain the existence or possible existence of any Potential Default or Event of Default or any "Event of Default" under and as defined in any Security Document or any Guaranty and shall not be deemed to have knowledge of the occurrence of an Event of Default or Potential Default or any such "Event of Default" unless a required payment by the Borrower to the Agent has not been made or the Agent has received notice from a Bank or the Borrower specifying such Event of Default or Potential Default or such "Event of Default" and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default or Potential Default or such an "Event of Default", the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 9.03 hereof) take such action with respect to such Event of Default or Potential Default or such "Event of Default" as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default or such "Event of Default" as it shall deem advisable and in the best interests of the Banks.

                  8.06. REIMBURSEMENT AND INDEMNIFICATION. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower), ratably in proportion to its Committed Amount, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to, or arising out of, this Agreement, the Notes, the Security Documents, the Guaranties or any other documents or instruments pursuant to or in connection herewith or therewith or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that the same result from the Agent's gross negligence or willful misconduct.

                  8.07. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any writing, telegram, telex, facsimile or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper party or parties, and upon opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder or under any Security Document or any Guaranty unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  8.08. MELLON BANK, N.A. IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment, the Loans made by it and the Note held by it, Mellon Bank, N.A. shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks" or "holders of Notes" shall, unless the context hereof otherwise indicates, include Mellon Bank, N.A. in its individual capacity. Mellon Bank, N.A. and its affiliates may, without liability to account, make loans to, accept deposits from, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its shareholders, Subsidiaries and affiliates as though it were not acting as Agent hereunder.

                  8.09. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner of such Note for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  8.10. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Agent may appoint a Bank (with such Bank's consent and, so long as no Event of Default has occurred and is continuing, with the consent of the Borrower whose consent shall not be unreasonably withheld) to be the successor Agent, or in the absence of such appointment, the Banks and the Borrower shall agree upon a successor Agent. If no successor Agent shall have been so appointed or agreed upon and appointed, and shall have accepted such appointment, within 20 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which is not a Bank but which shall be a commercial bank organized under the laws of, or operating in, the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder and under each Security Document and each Guaranty, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties under this Agreement, each Security Document and each Guaranty. After any retiring Agent's resignation hereunder and under each Security Document and each Guaranty as Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement, each Security Document and each Guaranty.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.01. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. RECORDS. The unpaid principal amount of each Bank's Note, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Committed Amount, the Current Commitment, the accrued and unpaid commitment fee owed to such Bank and the accrued and unpaid agent's fee owed to the Agent shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                  9.03. AMENDMENTS AND WAIVERS. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower may from time to time enter into agreements amending, supplementing or otherwise modifying this Agreement or changing the rights of the Banks or of the Borrower hereunder or may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrower, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks; provided that no such agreement, waiver or consent may be made which will

                  (a) reduce or increase the Committed Amount of any Bank hereunder or alter the provisions relating to the commitment fees payable to any Bank hereunder; or

                  (b) extend the time for payment of principal on any Note, or reduce the principal amount of or the rate of interest borne by any Note, or otherwise affect the terms of payment of the principal of any Note;

                  (c) extend the time for payment of interest on any Note more than seven (7) days beyond any stated grace period;

                  (d) waive an Event of Default specified in either subsection (1) or subsection (m) of Section 7.01 hereof;

                  (e) release any Subsidiary from performance of its obligations under any Guaranty, except as such release may be permitted pursuant to Section 6.08(b) hereof;

                  (f) change the definition herein of "Required Banks", or amend this Section 9.03 or amend any provision which expressly requires action of all the Banks; or

                  (g) release all or substantially all of the Collateral subject to a Lien under the Security Documents,

without the written consent of all the Banks, nor shall any such agreement, waiver or consent amend or waive any provision of Article VIII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision hereof, any Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  9.04. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power or privilege under this Agreement, the Notes, the Security Documents, the Guaranties or any other documents or instruments pursuant to or in connection herewith or therewith shall affect any other or future exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement, the Notes, the Security Documents, the Guaranties or any other documents or instruments pursuant to or in connection herewith or therewith are cumulative and not exclusive of any rights or remedies which the Agent and the Banks would otherwise have.

                  9.05. NOTICES. All notices under Sections 2.05(e), 2.06, 2.07 and 2.12 hereof shall be sent by facsimile transmission (which shall be effective when received) or by telephone confirmed by first-class mail (which shall be effective when telephoned), in all cases with charges prepaid. All notices under Sections 2.05 (other than subsection (e)) and 7.02(a) hereof shall be sent to the Borrower by facsimile transmission (which shall be effective when received), by telephone confirmed by first-class mail (which shall be effective when telephoned), by first-class or first-class express mail (which shall be effective when deposited in the mail), or by a nationally-recognized overnight courier (which shall be effective when delivered to the courier), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or any Note shall be in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, by a nationally-recognized overnight courier, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  9.06. EXPENSES; TAXES; ATTORNEYS' FEES. The Borrower agrees to pay or cause to be paid and to save the Agent and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel for the Agent, incurred by the Agent or the Banks from time to time (a) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, the Security Documents, the Guaranties and any documents, instruments or transactions pursuant to or in connection herewith or therewith, (b) relating to any requested amendments, waivers or consents to this Agreement, the Notes, the Security Documents, the Guaranties or any such documents or instruments and (c) arising in connection with the Agent's or any Bank's enforcement or preservation of rights under this Agreement, the Notes, the Security Documents, the Guaranties or any such documents or instruments, including but not limited to such expenses as may be incurred by the Agent or any Bank in the collection of the outstanding Notes. The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent. or any Bank to be payable in connection with this Agreement, the Notes, the Security Documents, the Guaranties or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of termination adversely to the Borrower of any action at law or suit in equity in relation to this Agreement or the Notes the Borrower will pay, in addition to all other sums which the Borrower may be required to pay, a reasonable sum for attorneys' fees incurred by the Agent and the Banks or the holder of any Note in connection with such action or suit. In addition to the foregoing, the Borrower hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents as well as their successors and assigns and any Person that formerly was one of the foregoing (collectively, an "Indemnified Person") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) or any other liabilities of an Indemnified Person relating to any actual or proposed use by the Borrower of the proceeds of any of the Loans, or other matters respecting this Agreement or any agreement or instrument delivered in connection herewith, including without limitation the reasonable fees and disbursements of their counsel incurred in connection with any such investigation or litigation or other proceedings.

                  9.07. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.08. GOVERNING LAW. This Agreement and the Notes shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                  9.09. PRIOR UNDERSTANDINGS. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  9.10. DURATION; SURVIVAL. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement or the Notes, any investigation by the Agent or any Bank, or the making of any Loan hereunder. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as it may borrow hereunder and until payment in full of the Notes, interest thereon, commitment fees and all other obligations of the Borrower under this Agreement or the Notes. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent and the Banks (including, without limitation, obligations arising under Sections
2.10 and 9.06 hereof) shall survive the payment in full of the Notes and of all other obligations of the Borrower thereunder and hereunder.

                  9.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.12. SET-OFF. If the unpaid principal amount of any Note, interest accrued thereon or other amount owing by the Borrower hereunder or under any Note shall have become due and payable (by acceleration or otherwise), each Bank and any branch, subsidiary or affiliate of each Bank anywhere in the world and the holder of any participation in any Note shall each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts under such Bank's Note any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or by such branch, subsidiary or affiliate or by such holder, including without limitation all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower with such Bank or such branch, subsidiary or affiliate or such holder. Such right shall exist whether or not such Bank or any such holder shall have given notice or made any demand hereunder or under any Note or any such participation, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured, whether or not any amounts owing by any Person with respect to such participation are matured or unmatured, whether or not the holder of such participation is in privity with or is a creditor of the Borrower with respect to such participation, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Banks or any such holder. The Borrower hereby consents to and confirms the foregoing arrangements and confirms each Bank's rights and each such branch's, subsidiary's and affiliate's and holder's rights of banker's lien and set-off, and further confirms each Bank's right without notice to or consent of the Borrower to create or dispose of participations in the Note held by it (whether such participations are in the form of partial or complete assignments of such Bank's rights hereunder or under such Note, creation of a debtor-creditor or trustee-beneficiary relationship between such Bank and the holders of such participations, or otherwise). Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Banks' rights or any such branch's, subsidiary's and affiliate's and holder's rights of banker's lien or set-off.

                  9.13. SHARING OF COLLECTIONS. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other obligation contemplated by this Agreement, the Notes, the Security Documents or the Guaranties to be made by the Borrower or any Subsidiary pro rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Bank receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable amounts owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount. If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements.

                  9.14. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Agent, the Banks, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of the Banks. Except to the extent otherwise required by the context of this Agreement, the word "Bank" where used in this Agreement shall mean and include any assignee of a Bank hereunder, and each such assignee shall be bound by and have the benefits of this Agreement the same as if such assignee had been a signatory hereto.

                  (b) Each Bank may assign to one or more Eligible Institutions all or a portion of its interest, rights and obligations hereunder; provided, however, that with respect to any assignment, (i) unless the assignee is (prior to the effective time of the assignment) an existing Bank or an Affiliate of an existing Bank, the Agent and, if no Event of Default has occurred and is continuing, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the parties to each such assignment shall execute and deliver to the Agent and, unless an Event of Default has occurred and is continuing, the Borrower, for their acceptance, an assignment and acceptance agreement in substantially the form of the Assignment and Acceptance Agreement attached hereto as Exhibit B and, if applicable, the Borrower, together with the Note subject to such assignment and (iii) the assignor and/or assignee shall pay to the Agent an assignment fee equal to $5,000. Upon their receipt of an assignment and acceptance agreement executed by the assignor and the assignee, subject to the conditions set forth above, the Agent and (unless an Event of Default shall have occurred and be continuing) the Borrower shall accept such assignment and acceptance agreement. The Borrower shall, in exchange for the assigning Bank's Note (which shall be marked "Exchanged" and returned to the Borrower), execute and deliver (x) to the assigning Bank a new Note in the principal amount of the assigning Bank's remaining Committed Amount, if any, and (y) to the assignee Bank a new Note in the principal amount of the assignee Bank's assigned Committed Amount.

                  (c) Any Bank may sell participations to one or more Eligible Institutions of all or a portion of its rights and obligations hereunder; provided, however, that, with respect to any Bank, (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) all amounts payable by the Borrower under this Agreement shall be determined as if such transferor Bank had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement, and (v) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such transferor Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole rights and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement (except that such Bank may give its participants the right to direct such Bank to approve or disapprove any amendment, modification or waiver which would require such Bank's consent under
Section 9.3).

                  (d) Any Bank may assign its Note to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System without the consent of the Agent or the Borrower. Such assignment shall not affect any other rights or any obligations of the assigning Bank.

                  9.15. JUDGMENT CURRENCY. If, for the purposes of obtaining a judgment in any court, it becomes necessary to convert the currency of payment into any other currency, then the conversion shall be made at the exchange rate prevailing on the day before the day on which the judgment is given. The terms of this section shall survive the payment in full of the Notes and of all other obligations of the Borrower hereunder and thereunder.

                  9.16. CONFIDENTIALITY. Each Bank agrees to exercise all reasonable efforts to keep any information delivered or made available by the Borrower confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Obligations, provided that nothing herein shall prevent any Bank from disclosing such information (a) to any affiliate of such Bank or to any other Bank that is involved or is expected to be involved in evaluating, approving, structuring or administering of the Obligations, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (d) which has been publicly disclosed, (e) in connection with any litigation relating to the Obligations, this Agreement or any transaction contemplated hereby to which any Bank or the Agent may be a party, (f) to any vendors or other third parties who appear to have been authorized by the Borrower to receive the relevant information, (g) to the extent reasonably required in connection with the exercise of any remedy hereunder, (h) to such Bank's legal counsel and independent auditors, and (i) to any actual or proposed participant or assignee of all or any part of its Obligations hereunder, if such other Person, prior to such disclosure, agrees for the benefit of the Borrower to hold such information confidential.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   SL INDUSTRIES, INC.



                                   By
                                     -------------------------------------------
                                   Name:    David R. Nuzzo
                                   Title:   Vice President and Treasurer

[Corporate Seal]                   Address:
                                        520 Fellowship Road
                                        Suite A-114
                                        Mt. Laurel, NJ  08054

                                   Attn:    David R. Nuzzo
                                            Vice President and Treasurer

                                   Facsimile No.:  856-727-1682
                                   Telephone No.: 856-727-1500



                                   SL DELAWARE, INC.


                                   By
                                     -------------------------------------------
                                   Name:    David R. Nuzzo
                                   Title:   Vice President and Treasurer

                                   Address:
                                   103 Springer Building
                                   3411 Silverside Road
                                   Wilmington, Delaware  19810

                                   Attn:    David R. Nuzzo
                                            Vice President and Treasurer

                                   Phone No.:  302-478-6160
                                   Fax No.:  302-478-3667


         SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   MELLON BANK, N.A., as a Bank and as Agent




                                   By
                                     -------------------------------------------
                                   Name:    Green E. Dim
                                   Title:   First Vice President


                                   Address:
                                        Mellon Bank Center
                                        1735 Market Street, Room 193-0705
                                        Philadelphia, PA  19101-7899

                                   Attn:  Green E. Dim, First Vice President

                                   Facsimile No.:  215-553-4560
                                   Telephone No.: 215-553-4828

                                   With a copy to:

                                   Susan C. Saxer, Senior Vice President
                                   Mellon Bank, N.A.
                                   Mellon Bank Center
                                   1735 Market Street, Room 193-0705
                                   Philadelphia, PA  19101-7899

                                   Facsimile No.:  215-553-4560
                                   Telephone No.: 215-553-4364


         SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   FLEET NATIONAL BANK

                                   By
                                     -------------------------------------------
                                   Name:    Stephen T. Hill
                                   Title:   Vice President



                                   Address:
                                        Mail Stop:  NJ RP 45002L
                                        301 Carnegie Center
                                        Princeton, NJ  08543

                                   Attn:  Stephen T. Hill, Vice President

                                   Facsimile No.:  609-987-3423
                                   Telephone No.:  609-514-7905

                                   For Borrowing Requests:

                                        Fleet National Bank
                                        Mail Stop:  NJ RP 45002L
                                        301 Carnegie Center
                                        Princeton, NJ  08543
                                        Attn:  Rosemary DeStefano

                                   Facsimile No.:  609-987-3423
                                   Telephone No.:  609-514-7857


         SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                   PNC BANK, NATIONAL ASSOCIATION

                                   By
                                     -------------------------------------------
                                   Name:    Michael A. Valerio, Jr.
                                   Title:   Vice President


                                   Address:
                                        1600 Market Street
                                        11th Floor
                                        Philadelphia, PA  19103

                                   Attn: Michael A. Valerio, Jr., Vice President

                                   Facsimile No.:  215-585-8391
                                   Telephone No.: 215-585-4499


         SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Exhibits:
--------
Exhibit A:                 Form of Amended and Restated Note
Exhibit B:                 Form of Assignment and Acceptance Agreement

Schedules:
---------

Schedule 1.01              Excluded Subsidiaries
Schedule 2.12              Commitment Reduction Amounts
Schedule 3.08              Material Litigation
Schedule 3.09              Subsidiaries
Schedule 3.11              Material Contracts
Schedule 3.14              Material Adverse Change
Schedule 3.16              Violations and Liabilities
Schedule 3.24              Life Insurance Policies
Schedule 6.02              Existing Liens
Schedule 6.03              Indebtedness
Schedule 6.05              Existing Loans and Investments

                                                      EXHIBIT A TO SECOND
                                                      AMENDED AND RESTATED
                                                      CREDIT AGREEMENT

                               SL INDUSTRIES, INC.
                                SL DELAWARE, INC.
                        SECOND AMENDED AND RESTATED NOTE

$________________                                     Philadelphia, Pennsylvania
                                                      Issued October 31, 1996
                                                      Reissued July 16, 1999
                                                      Reissued December __, 2001

                  FOR VALUE RECEIVED, the undersigned, SL INDUSTRIES, INC., a New Jersey corporation , and SL DELAWARE, INC., a Delaware corporation and joint and several limited co-borrower, (collectively, the "Borrower") promise to pay to the order of _______________________ (the "Bank") on or before the Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of _______________________ DOLLARS ($_______________) (or the equivalent thereof in the applicable Available Foreign Currency (determined in accordance with the terms of the Agreement) with respect to Loans denominated in an Available Foreign Currency) or (ii) the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Agreement. The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.05 of, or as otherwise provided in, the Agreement, payable on the dates set forth in Section 2.08 of, or as otherwise provided in, the Agreement.

                  All payments of principal and interest due hereunder shall be due and payable at 12:00 Noon, Philadelphia time, on the day when due. Such payments shall be made to the Agent at its Office in Dollars [or at its Foreign Currency Lending Office in the applicable Available Foreign Currency,(1) as required by the Agreement, in immediately available funds without set-off, counterclaim or other deduction of any nature.

                  Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

This Note is the one of the "Notes" referred to in, and is entitled to the benefits of, the 1996 Credit Agreement dated as of October 31, 1996, and amended by that certain First Amendment

----------------------
(1) To be deleted from any Note issued after the Amendment Closing Date.

to 1996 Credit Agreement dated as of July 21, 1998, and Amendment No. 2 and Waiver dated as of July 16, 1999, and that certain Amendment No. 3 to 1996 Credit Agreement dated as of March 31, 2000, and that certain Amendment No. 4 to 1996 Credit Agreement dated as of July 20, 2000 which was amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of February 9, 2001 and effective as of September 30, 2000 and which was further amended pursuant to that certain Waiver and Amendment No. 1, dated as of June 21, 2001 and amended and restated pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December ____, 2001, each by and among the Borrower, the Banks which are parties thereto from time to time and Mellon Bank, N.A., as Agent (as so amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                  This Note amends and restates the original note issued by the Borrower dated October 31, 1996 as previously amended (the "Original Note"), in order to reflect a modification of the amount borrowed. This Note does not represent a novation or termination of the debt evidenced by the Original Note.

                  The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

Attest:                                     SL INDUSTRIES, INC.


_______________________                     By________________________________
name:                                       name:
title:                                      title:


[Corporate Seal]


Attest:                                     SL DELAWARE, INC.,


_______________________                     By________________________________
name:                                       name:
title:                                      title:

[Corporate Seal]

                                                            EXHIBIT B TO SECOND
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This Assignment and Acceptance Agreement (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, modified and/or supplemented from time to time, the "Credit Agreement"). Receipt of a copy of the Credit Agreement is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

                  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto (collectively, the "Credit Documents") that represents the amount and percentage interest identified below (including, without limitation, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:                  [Insert name of Assignor]


2.       Assignee:                  [Insert name and address of Assignee]


3.       Borrower:                  SL Industries, Inc., as the Borrower and SL
                                    Delaware, Inc. as a Limited Joint and
                                    Several Co-Borrower

4.       Agent:                     Mellon Bank, N.A., as the Agent under the
                                    Credit Agreement and other Credit Documents


5.       Credit Agreement:          Second Amended and Restated Credit Agreement,
                                    dated as of __________, 2001, by and among SL
                                    Industries, Inc., as the Borrower, SL Delaware,
                                    Inc. as a Limited Joint and Several Co-Borrower,
                                    Mellon Bank, N.A., as Agent, and the Banks
                                    party thereto from time to time

6.       Assigned Interest:

            Aggregate Amount of                    Amount of Commitment            Percentage of
          Commitment of all Banks                  Assigned by Assignor        Commitment Assigned(2)
          -----------------------                  --------------------        -------------------
              $--------------                        $--------------                   -----%

Effective Date: _____________ ___, 20__ [To be inserted by the Agent and which shall be the effective date of recordation of transfer in the register therefor.]


                        (Signatures follow on next page.)


----------------------
(2) Set forth, to at least 2 decimals, as a percentage of the Commitment of all Banks.

The terms set forth in this Assignment are hereby agreed to:

                                         ASSIGNOR
                                         [Insert name of Assignor]

                                         By:
                                            ------------------------------------
                                                  Name:
                                                  Title:


                                         ASSIGNEE
                                         [Insert name of Assignee]

                                         By:
                                            ------------------------------------
                                                  Name:
                                                  Title:

Consented to and Accepted:

Mellon Bank, N.A., as Agent

By
  -------------------------
         Name:
         Title:


SL Industries, Inc.(3)

By
  -------------------------
         Name:
         Title:

SL Delaware, Inc.

By
  -------------------------
         Name:
         Title:


----------------------------
(3) The consent of the Borrower is required unless the Assignee is an existing Bank.

                                     ANNEX 1

                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT

         1. Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2 Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Institution under the Credit Agreement,
(iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

         2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania (without regard to the conflicts of law principles thereof).

                                  SCHEDULE 1.01

                              EXCLUDED SUBSIDIARIES

1.       Elektro-Metall Export GmbH, a German corporation

2.       SL Industries Vertrieb GmbH, a German corporation

3.       Elektro-Metall Paks Kft, a Hungarian corporation

4.       SL Holding GmbH & Co. KG

                                  SCHEDULE 2.12

                          COMMITMENT REDUCTION AMOUNTS

                  Period                                      Amount of Commitment
                  ------                                      --------------------
                  Amendment Closing Date through
                  First Commitment Reduction Date             $39,000,000

                  First Commitment Reduction Date
                  through 2/28/02                             $37,500,000

                  3/01/02 through 12/30/02                    $25,500,000

                  12/31/02                                    $0

                                  SCHEDULE 3.08

                               MATERIAL LITIGATION

Vickers v. SL Montevideo Technology, Inc. Vickers Corporation, a division of Eaton Corp., brought suit against SL-MTI for breach of contract and warranty and negligence alleging damages of $4.2 million. The Company's attorneys have opined that "the likelihood of plaintiff recovering damages in excess of $500,000 against the Company is remote and that plaintiff's damage claims are grossly inflated, lacking in merit and border on being frivolous."

Pennsauken Township et al v. SL Modern Hard Chrome et al The township of Pennsauken has brought suit against approximately 600 property owners, including the Pennsauken Landfill, alleging contamination of the Puchack Wellfield. Damages are as yet unspecified, but are expected to be substantial. The Puchack Wellfield supplied potable water to residents in the area for several years. This site is currently undergoing evaluation by the U.S. Environmental Protection Agency. The Company's attorneys have opined that "there appears to be information that would infer (sic) a material contingency in excess of $150,000." This action is in the early stages of fact discovery and is expected to take several years to resolve.

                                  SCHEDULE 3.09

                                  SUBSIDIARIES

                                                             JURISDICTION OF
NO.        SUBSIDIARY                                        FORMATION             OWNER
1.         SL Delaware Holdings, Inc.                        DE                    SL Industries, Inc.
2.         SL Surface Technologies, Inc.                     NJ                    SL Delaware, Inc.
3.         SL Auburn, Inc.                                   NY                    SL Industries, Inc.
4.         Condor DC Power Supplies, Inc.                    CA                    SL Industries, Inc.
5.         Industrias SL, S.A. de C.V.                       Mexico                Condor DC Power Supplies, Inc. (99%),
                                                                                   Bud DeHaven (1%)
6.         Condor Power Supplies de Mexico S.A. de C.V.      Mexico                Condor DC Power Supplies, Inc. (99%),
                                                                                   SL Industries, Inc. (1%)
7.         SL Montevideo Technology, Inc.                    MN                    SL Industries, Inc.
8.         Cedar Corporation                                 NV                    SL Montevideo Technology, Inc.
9.         Cedro de Mexico, S.A. de C.V.                     Mexico                Cedar Corporation (98.98 %), Luis
                                                                                   Enrique Casas Pisano (0.02%)
10.        Teal Electronics Corp.                            CA                    SL Industries, Inc.
11.        RFL Electronics, Inc.                             DE                    SL Industries, Inc.
12.        SLW Holdings, Inc.                                NJ                    SL Industries, Inc.
13.        Waber Power Ltd.                                  CT                    SL Industries, Inc.
14.        SL Delaware, Inc.                                 DE                    SL Industries, Inc.
15.        SL Holding GmbH & Co. KG*                         Germany               SL Delaware, Inc.
16.        SL Industries Vertrieb GmbH *                     Germany               SL Holding GmbH & Co. KG
17.        Elektro-Metall Export GmbH*                       Germany               SL Industries Vertrieb GmbH
18.        Elektro-Metall Paks Kft*                          Hungary               Elektro-Metall Export GmbH (96.67%),
                                                                                   Peter Starke (3.33%)
19.        SL Ameritech Plastics, Inc.                       NY                    SL Industries, Inc.


---------------
*        Excluded subsidiary

                                  SCHEDULE 3.11

                               MATERIAL CONTRACTS

1. Amended and Restated Credit Agreement among the Borrower, the Banks party thereto from time to time and Mellon Bank, N.A. as Agent for such Banks, to which agreement this exhibit is attached.

2. Continuing Letter of Credit Agreement dated March 31, 1993 among SL Industries, Inc., Cedar Corporation, Cedro de Mexico, S.A. de C.V., Condor D.C. Power Supplies, Inc., SL Abrasives, Inc., SL Ameritech Plastics, Inc., SL Auburn, Inc., SL Delaware, Inc., SL Lube/Systems, Inc., SL Modern Hard Chrome, Inc., SL Montevideo Technology, Inc., SL Piping Systems, Inc., SL Waber, Inc., Waber Power Ltd. and Mellon Bank, N.A.

                                  SCHEDULE 3.14

                             MATERIAL ADVERSE CHANGE

         On November 27, 2001, a shareholder group calling itself the RORID Committee filed notice to nominate five directors for election to the Company's eight-member Board of Directors. The RORID Committee has announced its intention to seek a sale of the Company in the short term. A change in control of the Company is likely to lead to a replacement of several senior executives, which could have a material adverse affect on the Company and its operations and financial condition.

                                  SCHEDULE 3.16

                           VIOLATIONS AND LIABILITIES

1. Contingent liability for clean-up as may be required by NJDEP and ECRA for:

                  Two sites covered by Administrative Consent Orders (copies previously furnished to Mellon Bank) respectively in Passaic and Gloucester Counties, New Jersey;

                                            and

                  One site in Camden County for which $110,000 was accrued in July 1988, per opinion of professional engineer (copy previously furnished to Mellon Bank).

2. Potential contingent liability of SL Industries, Inc. (the "Borrower") and/or SL Modern Hard Chrome, Inc. ("MHC") relating to their site in Camden County, New Jersey in connection with the following:


                  A November, 1991 Administrative Directive and a May, 1992 Supplemental Directive No. I from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") to the Borrower, MHC and 20 other respondents alleging responsibility for a contaminant plume that has affected the Puchack Wellfield in Pennsauken, New Jersey and alleging joint and several liability of the respondents (including the Borrower and MHC) for construction of treatment systems and ongoing operating and maintenance costs;

                  A lawsuit by one of the respondents named in the original directive seeking to have the other respondents (including the Borrower and MHC) and others pay some or all of the plaintiff's cost of compliance and any other cost associated with that site; and

                  A Spill Act Directive by NJDEPE to the Borrower and/or MHC regarding similar matters at its site.

                                  SCHEDULE 3.24

                             LIFE INSURANCE POLICIES

                                  See attached.

                                  SCHEDULE 6.02

                                 EXISTING LIENS

                                      None

                                  SCHEDULE 6.03

                                  INDEBTEDNESS

                                      None

                                  SCHEDULE 6.05

                         EXISTING LOANS AND INVESTMENTS

1.       Employee loans aggregating $22,139.00.

2. 21% equity interest in preferred stock of Kreiss Johnson Technologies, Inc., a California corporation.


                                      -i-